Exhibit 2.1

MASTER AGREEMENT

By and Among

Archstone-Smith Trust,
a Maryland real estate investment trust

Archstone-Smith Operating Trust,
a Maryland real estate investment trust,

R&B Realty Group,
a California limited partnership,

and

the Property Partnerships
identified on the signature pages hereto

Dated as of February 28, 2005

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Schedules

Schedule 1.1A	Debt Schedule
Schedule 1.1B	Disclosure Materials
Schedule 1.1C	Disclosure Materials Objections Schedule
Schedule 1.1D	Excluded Names
Schedule 1.1E	Excluded Intangible Property
Schedule 1.1F	Initial Annual Master Lease Payments

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CONTENTS

Clause		Page
Schedule 1.1G	OEC Properties
Schedule 1.1H	Personal Property
Schedule 1.1I	Philadelphia Property
Schedule 2.1	Properties and Contribution Values
Schedule 2.2	R&B Property
Schedule 2.3(a)	San Jose Entitlements
Schedule 2.5	Title Owning Entities
Schedule 2.6	Toluca Hills Development Property
Schedule 3.3(b)	Costs and Expenses
Schedule 4.3	Government Actions
Schedule 4.6	Rent Roll Exceptions
Schedule 4.7	Environmental Disclosure Schedule
Schedule 4.8	Leases
Schedule 4.9	Contracts
Schedule 4.22	Insurance
Schedule 4.25	Litigation

Exhibits

Exhibit A	Form of Newport Put Agreement
Exhibit B	Form of Contribution Agreement
Exhibit C	Form of Investor Questionnaire
Exhibit D	Form of Master Lease
Exhibit E	Form of Philadelphia Put Agreement
Exhibit F	Form of Registration Rights Agreement
Exhibit G	Form of Series N Preferred Units Articles Supplementary
Exhibit H	Form of Tax Agreements
Exhibit I	Form of Auditor Representation Letter

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MASTER AGREEMENT

     THIS MASTER AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2005 (the “Effective Date”), by and among ARCHSTONE-SMITH TRUST, a Maryland real estate investment trust (“ASN”), ARCHSTONE-SMITH OPERATING TRUST, a Maryland real estate investment trust (“ASOT”), R&B REALTY GROUP, a California limited partnership (“R&B”), and each of the additional entities listed on the signature pages hereto (individually, a “Property Partnership,” and collectively, the “Property Partnerships” except that Newport Beach and Mid-Wilshire shall not be Property Partnerships as to the Newport Property and the Philadelphia Property, respectively). Capitalized terms used in this Agreement are defined in Article I.

W I T N E S S E T H:

     WHEREAS, the Property Partnerships, directly or indirectly, own the apartment project or apartment projects set forth on Schedule 2.1 attached hereto, including, in certain cases, through tenancy-in-common arrangements between two Property Partnerships or their Subsidiaries;

     WHEREAS, R&B is the property manager of each such apartment project;

     WHEREAS, the real property on which each such apartment project is situated together with all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereunto belonging or appertaining thereto, and the applicable Property Partnership’s rights, easements or other interests, if any, in and to adjacent streets, alleys and rights-of-way, or other property abutting such real property, minerals and mineral rights, water and water rights, wells, well rights and well permits, water and sewer taps, sanitary or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to such real property, to the extent same are assignable, are hereinafter referred to individually as a “Real Property” and collectively as the “Real Properties”;

     WHEREAS, each Real Property is improved with the applicable Improvements;

     WHEREAS, each Real Property and the applicable Improvements, together with the Leases, Contracts, Intangible Property, Permits and Personal Property related to such Real Property and Improvements, are hereinafter referred to individually as a “Property” and collectively, as the “Properties.”

     WHEREAS, upon and subject to the terms of this Agreement, each of the Property Partnerships desires to contribute or cause its Subsidiaries to contribute to ASOT and/or its Qualified Designee (the “ASOT Acquiring Party”), and the ASOT Acquiring Party desires to accept from each such Property Partnership or such Subsidiaries, the Property (or tenancy-in-common interests therein) (other than the Sold Property (defined below)) owned by such Property Partnership or its Subsidiaries. Alternatively, at the election of R&B and the applicable Property Partnership (but with ASOT’s concurrence), the Membership Interests in the applicable Subsidiaries or Title Owning Entity that directly owns the applicable Property (or tenancy-in-common interests therein) shall be contributed to the ASOT Acquiring Party.

     WHEREAS, in exchange for the contributions described above, the ASOT Acquiring Party shall (i) assume certain liabilities of the Property Partnerships and/or their Subsidiaries, (ii) accept the contribution of certain of such Properties subject to certain liabilities and (iii) issue Units and/or pay cash to the members of the R&B Group, all as more specifically described in this Agreement ((i), (ii) and (iii), collectively, the “Property Consideration”);

     WHEREAS, the contribution of the Properties by the applicable Property Partnerships (or the applicable Subsidiaries) in exchange for the Property Consideration is subject to, among other things, (i) each such Property Partnership’s receipt of the requisite Partnership Approval and (ii) if necessary, obtaining the applicable lender’s consent with respect to certain liabilities to be assumed or to be taken subject to by ASOT;

     WHEREAS, upon and subject to the terms of this Agreement, each of Newport Beach and Mid-Wilshire desires to enter into the Newport Put Agreement and Philadelphia Put Agreement, respectively, with ASOT, and ASOT desires to enter into the Newport Put Agreement and Philadelphia Put Agreement with each of Newport Beach and Mid-Wilshire, respectively, as more specifically described in this Agreement;

     WHEREAS, simultaneously with the closing of the contribution of each of the Leased Properties, R&B (or an R&B Affiliate) desires to lease each of the Leased Properties from the ASOT Acquiring Party, and the ASOT Acquiring Party shall lease to R&B or an R&B Affiliate each of the Leased Properties, pursuant to the terms and conditions of the applicable Master Lease;

     WHEREAS, within thirty (30) days following the Effective Date, R&B (or an R&B Affiliate) desires to lease the property commonly known as “Gateway Place” from ASOT, and ASOT desires to lease such property to R&B (or an R&B Affiliate), pursuant to the terms of the applicable Master Lease; and

     WHEREAS, upon and subject to the terms of this Agreement, the R&B Partners desire to contribute the R&B Property to ASOT (or an affiliate of ASOT), and ASOT desires to accept (or cause an affiliate of ASOT to accept) the R&B Property from the R&B Partners, in exchange for which ASOT will issue Units and/or pay cash to the R&B Partners as more specifically described in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, ASN, ASOT, R&B and the Property Partnerships agree as follows:

ARTICLE I

DEFINITIONS

     1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

     “Accredited Investor” means an “accredited investor” as defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

     “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     “Agreement” has the meaning set forth in the preamble hereto.

     “Applicable Person’s Actual Knowledge” has the meaning set forth in Section 4.32.

     “ASN” has the meaning set forth in the preamble hereto.

     “ASN Declaration of Trust” has the meaning set forth in Section 5.4.

     “ASOT” has the meaning set forth in the preamble hereto.

     “ASOT Cafeteria Plan” has the meaning set forth in Section 7.5(c).

     “ASOT Declaration of Trust” has the meaning set forth in Section 5.4.

     “ASOT’s Endorsements” has the meaning set forth in Section 3.3(b).

     “ASOT Key Property” or “ASOT Key Properties” means the Properties identified on Schedule 2.1 as La Jolla, Long Beach Marina, Marina Del Rey, Pasadena, Thousand Oaks, Toluca Hills, and Woodland Hills East.

     “ASOT MAE” means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of ASOT or ASN, taken as a whole, except, in each case, (i) changes in general economic conditions nationally, or regionally, (ii) changes affecting the real estate industry generally, and in the multi-unit apartment leasing market specifically, which do not affect ASOT or ASN materially disproportionately relative to the other participants in the real estate industry similarly situated or (iii) changes in the trading price of ASN’s shares in and of itself and without the occurrence of any other ASOT MAE.

     “ASOT Plans” has the meaning set forth in Section 7.5(d).

     “Assumed Debt” means, as to any Assumed Debt Property, the indebtedness secured by such Assumed Debt Property that is described as an “Assumed Debt Loan” on the Debt Schedule.

     “Assumed Debt Property” or “Assumed Debt Properties” mean the Property or Properties on which the indebtedness secured by such Property or Properties is described as “assumed” on the Debt Schedule. As more specifically described herein, a Property may be both an Assumed Debt Property and a Subject to Debt Property.

     “Business Day” means any day other than Saturday, Sunday and any other day on which banks are allowed or required by law to close in New York, New York.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Ceiling Price” means $35.98.

     “Claims” has the meaning set forth in Section 2.5.

     “Closing” has the meaning set forth in Section 10.1.

     “Closing Date” has the meaning set forth in Section 10.1.

     “Common Share” means a common share of beneficial interest, $0.01 par value per share, of ASN.

     “Common Share Value” means the average Daily Price of a Common Share for the ten (10) trading days ending on the date that is five (5) trading days immediately preceding the First Closing Date; provided that, in no event shall the Common Share Value be less than the Floor Price or more than the Ceiling Price, and if the average Daily Price so determined is less than the Floor Price, then the Common Share Value will be the Floor Price and if the average Daily Price so determined exceeds the Ceiling Price, then the Common Share Value will be the Ceiling Price.

     “Contracts” means as to any Property or the R&B Property, those contracts, maintenance, service or utility agreements, warranties and other like agreements (which will be identified on Schedule 4.9 to be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days of the Effective Date and attached to this Agreement), with respect to such Property or the R&B Property, which are in effect as of the applicable Closing, are owned or held by the applicable Property Partnership or its Subsidiaries or R&B, as the case may be, relate to the ownership, maintenance or operation of such Property or the R&B Property, as the case may be, and which will not be terminable by the ASOT Acquiring Party following the contribution on thirty-days or less notice without any fee or penalty.

     “Contribution Agreement” means, (i) with respect to each Property, the contribution agreement to be entered into between ASOT and the applicable Property Partnership or Property Partnerships (and, as applicable, their Subsidiaries) with respect to the contribution of such Property by such Property Partnership or Property Partnerships (and, as applicable, their Subsidiaries) to ASOT, (ii) with respect to any Membership Interests to be contributed, the contribution agreement to be entered into between ASOT and the applicable Property Partnership or Property Partnerships (and, as applicable, their Subsidiaries) with respect to the contribution of such Membership Interests by such Property Partnership or Property Partnerships (and, as applicable, their Subsidiaries) to ASOT and (iii) with respect to the R&B Property, the contribution agreement to be entered into between ASOT and the R&B Partners with respect to the contribution of the R&B Property, each substantially in the form of Exhibit B attached hereto, respectively, with such changes as may be reasonably agreed upon between ASOT and the applicable Property Partnership or Property Partnerships. There shall be a separate Contribution Agreement for each Property Partnership and the R&B Partners (collectively). In addition, certain Selling Partners may execute a Contribution Agreement to make the election described in Section 2.4(c).

     “Contribution Value” has the meaning set forth in Section 2.3.

     “Costs” shall have the meaning set forth in Section 13.14.

     “Coverage Period” shall have the meaning set forth in Section 7.5(c).

     “Daily Price” means with respect to each day during such ten (10) trading day period the average of the high price and low price of a Common Share for such day.

     “Debt Schedule” means the debt schedule attached hereto as Schedule 1.1A.

     “Delayed Disclosure Materials” means any Disclosure Materials listed in Schedule 1.1B that were delivered to ASOT less than 10 Business Days prior to the Effective Date.

     “Disclosure Materials” means the materials listed in Schedule 1.1B.

     “Disclosure Materials Objection Schedule” means the objections to the Disclosure Materials raised by ASOT and set forth in Schedule 1.1C.

     “Due Diligence MAE” has the meaning set forth in Section 3.4.

     “Due Diligence Period” has the meaning set forth in Section 3.2.

     “Effective Date” has the meaning set forth in the preamble hereto.

     “Environmental Disclosure Schedule” has the meaning set forth in Section 4.7.

     “Environmental Laws” has the meaning set forth in Section 4.7.

     “ERISA” has the meaning set forth in Section 4.23.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “First Closing Date” means the first date on which one or more Properties and/or Subsidiaries and/or Title Owning Entities are contributed to an ASOT Acquiring Party pursuant to the terms of this Agreement and the applicable Contribution Agreement(s).

     “Financial Statements” has the meaning set forth in Section 4.19.

     “Floor Price” means $32.98.

     “Hazardous Materials” has the meaning set forth in Section 4.7.

     “Hired Employee” has the meaning set forth in Section 7.5(a).

     “Improvements” means, as to any Real Property, all of the buildings, structures, fixtures and other improvements located on the such Real Property and owned by the applicable Property Partnership and/or its Subsidiary or Subsidiaries not owned by any of the tenants under the Leases, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems.

     “Indemnified Party” means the party or parties entitled to, or claiming a right to, indemnification under Article XII.

     “Indemnifying Party” means the party or parties claimed by the Indemnified Party to be obligated to provide indemnification under Article XII.

     “Information Statement” has the meaning set forth in Section 7.1.

     “Intangible Property” means, as to any Real Property to the extent assignable, the interests of a Property Partnership or its Subsidiaries, as applicable, in all intangible personal property related to such Real Property and the Improvements, including, without limitation: all trade names and trade marks associated with such Real Property and the Improvements owned by the applicable Property Partnership or Property Partnerships or their Subsidiaries, including such Property Partnership’s or Property Partnerships’ or their Subsidiaries’ rights and interests in the name of such Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements; warranties; contract rights related to the construction, operation, ownership or management of the Real Property (but only to the extent such Property Partnership’s or Property Partnerships’ or their Subsidiaries’ obligations thereunder are expressly assumed by the ASOT Acquiring Party pursuant to this Agreement or the Contribution Agreement); Permits and approvals; tenant lists and correspondence; all records and promotional materials relating to such Real Property and Improvements; and telephone exchange numbers; provided, however, Intangible Property does not include any trademark or other rights to the names (and any derivatives of such names) which are described on Schedule 1.1D attached hereto (the “Excluded Names”), and ASOT hereby acknowledges that no rights to the Excluded Names are being contributed or transferred pursuant to this Agreement (including, without limitation, the right to use any brochures or other collateral materials bearing the name “Oakwood,” “Oakwood Corporate Housing” or “OCH”). Notwithstanding the foregoing, the Intangible Property shall not include any of the intangible personal property rights which will be described on Schedule 1.1E to be prepared by R&B and delivered to ASOT within thirty (30) days following the Effective Date and attached to this Agreement.

     “Investor Questionnaire” means a certificate from a Property Partnership or its members or partners in the form of Exhibit C attached hereto.

     “Leased Properties” means the Properties identified on Schedule 2.1 as Arlington, Bellevue, Boston, Chicago, Falls Church, Gaithersburg, Long Beach Marina, Marina del Rey, Mountain View, San Jose South, San Francisco, Seattle, Toluca Hills, and Woodland Hills East.

     “Leases” means, as to any Property, all leases of space in the Improvements, including all security and other refundable deposits applicable thereto, which are identified in the applicable Rent Roll dated immediately prior to the applicable Closing with respect to such Property.

     “Liquidated Damages Amount” means, as to any Property or the R&B Property, the greater of (i) one percent (1%) of the Contribution Value of such Property or the R&B Property, as the case may be, and (ii) Five Hundred Thousand Dollars ($500,000).

     “Loan Amount Statement” has the meaning set forth in Section 2.3(b)(iv).

     “Loss” or “Losses” means any and all losses, liabilities, costs, claims, damages and expenses, but shall exclude any consequential, special and punitive damages and lost profits.

     “Master Lease” means, with respect to each of the Leased Properties, the master lease to be entered into between the ASOT Acquiring Party and R&B (or its Affiliate), and, with respect to the Gateway Property, the master lease to be entered into between ASOT or its subsidiary and R&B (or its Affiliate), each substantially in the form of Exhibit D attached hereto. There shall be a separate Master Lease for each Leased Property and the Gateway Property. The initial annual lease payments under the Master Leases for the Leased Properties is set forth on Schedule 1.1F attached hereto.

     “Membership Interests” has the meaning set forth in Section 2.5.

     “Mid-Wilshire” means South Bay Club Apartments Mid-Wilshire, a California limited partnership.

     “Newport Beach” means Newport Beach Country Club Apartments, a California limited partnership.

     “Newport Property” means any real property that is selected by Newport Beach to be the apartment property to be acquired by Newport Beach in accordance with Section 2.7(a) together with all appurtenances, improvements, leases, intangible property, permits and personal property applicable to such real property; provided that the property selected by Newport Beach to be the Newport Property is subject to the approval of ASOT.

     “Newport Put Agreement” means the put agreement in the form attached hereto as Exhibit A providing Newport Beach with the right (but not the obligation) to contribute or sell the Newport Property to ASOT on the terms more particularly set forth therein.

     “Objection Items” has the meaning set forth in Section 3.1.

     “OEC” has the meaning set forth in Section 7.4.

     “OEC Properties” means the properties listed in Schedule 1.1G hereto.

     “OEC Refinancing” has the meaning set forth in Section 7.4.

     “Offered Employees” has the meaning set for in Section 7.5(a).

     “Other Liabilities” means the “Other Liabilities” of the Property Partnerships or their Subsidiaries identified as such on the Debt Schedule.

     “Operating Contract” has the meaning set forth in Section 6.2(a)(ii).

     “Partnership Approvals” means, with respect to each Property Partnership, the requisite approval of the transactions contemplated by this Agreement and the Contribution Agreement by the members or partners of such Property Partnership in accordance with each such Property Partnership’s organizational and governance documents as determined by all of the general partners and managing members of the applicable Property Partnership, subject to ASOT’s concurrence in its reasonable discretion as to the requisite approvals.

     “Partnership Interests” shall have the meaning set forth in Section 2.4(c).

     “Personal Property” means, as to any Real Property, the interests of a Property Partnership or it Subsidiaries, as applicable, in any tangible personal property located on such Property (which shall be listed on Schedule 1.1H to be prepared by R&B and delivered to ASOT within thirty (30) days of the Effective Date and attached to this Agreement); subject, however, to ordinary wear and tear and the use or consumption (provided the same will be replaced in the ordinary course of business), in the ordinary course of business, of those items of Personal Property in the nature of supplies, inventory, replacements or consumables.

     “Permitted Exceptions” has the meaning set forth in Section 3.3(b).

     “Permits” mean, as to any Real Property, collectively, all certificates of occupancy, elevator permits, and other licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating to the construction, use, operation, or enjoyment of such Real Property.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity.

     “Philadelphia Property” is the real property described in Schedule 1.1I attached hereto, together with all appurtenances, Improvements located thereon, the Leases, Intangible Property, Permits and Personal Property applicable to such real property.

     “Philadelphia Put Agreement” means the put agreement in the form attached hereto as Exhibit E providing Mid-Wilshire with the right (but not the obligation) to contribute or sell the Philadelphia Property to ASOT on the terms more particularly set forth therein.

     “Property” or “Properties” have the meaning set forth in the recitals hereto.

     “Property Consideration” has the meaning set forth in the recitals hereto.

     “Property Information” has the meaning set forth in Section 3.2(a).

     “Property Partnership” or “Property Partnerships” has the meaning set forth in the preamble hereto.

     “Property Representations and Warranties” mean the representations and warranties set forth in this Agreement except for those set forth in Sections 4.1, 4.2, 4.16, 4.17, 4.18, 4.23, 4.24, 4.25, 4.26, 4.30, 4.31, 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10.

     “Qualified Designee” means any entity formed and directly or indirectly wholly-owned by ASOT that qualifies as a disregarded entity for Federal income tax purposes.

     “Recipient” has the meaning set forth in Section 3.2(b).

     “Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by ASN, ASOT and each Property Partnership and any members or partners directly or on their behalf by such Property Partnership which receives Units pursuant to this Agreement, each substantially in the form of Exhibit F attached hereto, with such changes as may reasonably be agreed upon between ASOT and the applicable Property Partnership.

     “Rent Roll” means, and shall be deemed to collectively refer to, with respect to each Property, one or more reports prepared by or on behalf of each of the Property Partnerships and its Subsidiaries in the form prepared in the ordinary course of business and containing information concerning the tenancies at such Property, including some or all of the following: identification, by name, of the tenants of such Property, their apartment or unit number, their lease term, their monthly rent, security deposit, delinquent rent payments (shown as a negative “End Bal” on the Rent Roll), and other like matters.

     “Representatives” has the meaning set forth in Section 3.2(b).

     “R&B” has the meaning set forth in the preamble hereto.

     “R&B Cafeteria Plan” has the meaning set forth in Section 7.5(c).

     “R&B Group” means, collectively, R&B, the Property Partnerships and the direct and indirect members or partners of each of the Property Partnerships, and its Subsidiaries and R&B.

     “R&B Key Property” or “R&B Key Properties” mean the Properties identified on Schedule 2.1, as Las Colinas, Dulles and Detroit.

     “R&B Membership Interests” shall have the meaning set forth in Section 2.2.

     “R&B Partners” means R&B and an Affiliate of R&B .

     “R&B Property” shall have the meaning set forth in Section 2.2.

     “R&B Realty Group II” shall have the meaning set forth in Section 2.2.

     “R&B MAE” means any circumstance, event, occurrence, change or effect that is materially adverse to the Properties or Title Owning Entities, as the case may be, or their assets (tangible or otherwise), financial condition or results of operations, taken as a whole, except, in each case, (i) changes in general economic conditions nationally, or regionally, (ii) changes in ASOT’s internal underwriting standards, assumptions or criteria as applied to the evaluation of properties, and (iii) changes affecting the real estate industry generally, and in the multi-unit apartment leasing market specifically, which do not affect the Properties materially disproportionately relative to other participants in real estate similarly situated.

     “Securities Act” means the Securities Act of 1933, as amended.

     “SEC Documents” shall have the meaning set forth in Section 5.8.

     “Selling Partners” shall have the meaning set forth in Section 2.4(c).

     “Series N Preferred Units” mean, collectively, the Series N-1 Convertible Redeemable Preferred Units of Beneficial Interest, par value $0.01 per unit, and the Series N-2 Convertible Redeemable Preferred Units of Beneficial Interest, par value $0.01 per unit, to have the terms, rights and conditions contained in the form of Articles Supplementary attached hereto as Exhibit G.

     “Sold Property” means the personal property that will be sold by each of the Property Partnerships and identified more specifically on a schedule to be attached to the Contribution Agreement to be entered into by each such Property Partnership.

     “SNDA” means, with respect to each Master Lease, a subordination nondisturbance and attornment agreement among the ASOT Acquiring Party, the lender of the applicable Assumed Debt and R&B or its Affiliate lessee.

     “Subject to Debt” means, with respect to each Subject to Debt Property, the indebtedness secured by such Subject to Debt Property as set forth on the Debt Schedule.

     “Subject to Debt Property” or “Subject to Debt Properties” means any Property or Properties on which the indebtedness secured by such Property or Properties is described as a “Subject to Debt Loan” on the Debt Schedule. As more specifically described herein, a Property may be both an Assumed Debt Property and a Subject to Debt Property.

     “Subsidiary” or “Subsidiaries” mean, with respect to each Property Partnership, the direct and indirect limited liability company and partnership subsidiaries of such Property Partnership through which such Property Partnership owns a Property (or a tenancy-in-common interests therein).

     “Survey” has the meaning set forth in Section 3.3.

     “Tax Agreements” means the Tax-Related Agreements, executed by ASOT, ASN, the applicable Property Partnership each of its direct and indirect members or partners who has elected and qualified in accordance with Section 2.4 to receive Units in accordance with the terms of this Agreement, each Tax Agreement in substantially the form of Exhibit H attached hereto, with such changes as may reasonably be agreed upon between ASOT and the applicable Property Partnership. Concurrently with the execution hereof, the Property Partnerships and R&B are notifying ASOT of the amount of Nonrecourse Liabilities (as such term is defined in the Tax Agreement) and the Guarantee Amount (as such term is defined in the Tax Agreement) to be allocated and made available to each Property Partnership and Successor Holder (as defined in the Tax Agreement). A schedule setting forth such amounts will be attached to each Tax Agreement.

     “Taxes” has the meaning set forth in Section 4.24.

     “Tax Warranties and Covenants” mean, with respect to each Property Partnership, the representations, warranties and covenants of such Property Partnership and ASOT contained in and identified as “Tax Warranties and Covenants” in the applicable Contribution Agreement.

     “Threshold Partnership Approvals” have the meaning set forth in Section 8.1(a).

     “Title Commitment” has the meaning set forth in Section 3.3.

     “Title Company” has the meaning set forth in Section 3.3.

     “Title Policy” has the meaning set forth in Section 3.3(b).

     “Title Owning Entity” or “Title Owning Entities” has the meaning set forth in Section 2.5.

     “Title Owning Entity Warranties” mean the representations and warranties set forth in Sections 4.13, 4.14, 4.18, 4.19, 4.20, 4.21, 4.23, 4.24 and 4.26.

     “Toluca Hills Development Parcel” means the portion of the Property listed in Schedule 2.1 as “Toluca Hills” consisting of undeveloped land which is more particularly identified in Schedule 2.6.

     “Unit” or “Units” means Class B common units of beneficial interest, $0.01 par value, of ASOT, which are convertible automatically into Class A-1 ownership units of ASOT following the record date for the quarterly distribution with respect to the quarter in which the Class B units are issued.

     “Unit/Cash Election Date” shall mean, with respect to each Property Partnership, their direct and indirect partners and members, and the R&B Partners, the date that is not later than the expiration of the Due Diligence Period, as may be extended pursuant to Section 3.2, or thirty (30) days thereafter if the Closing with respect to such Property Partnership or the R&B Property has been extended in accordance with Section 10.1.

     “Warranty Exception Matter” has the meaning set forth in Section 4.33.

     1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.

ARTICLE II

CONTRIBUTION

     2.1 Property. Subject to the terms and conditions of this Agreement, each of the Property Partnerships agrees to (i) contribute, or cause its Subsidiaries to contribute, to the ASOT Acquiring Party, and the ASOT Acquiring Party agrees to acquire from each such Property Partnership or its Subsidiary, the Property (or tenancy-in-common interest in such Property) or Membership Interests (in accordance with Section 2.5) identified with respect to each such Property Partnership on Schedule 2.1 attached hereto and (ii) each of the Property Partnerships will sell or cause its Subsidiaries to sell, and the ASOT Acquiring Party agrees to acquire from each such Property Partnership or its Subsidiary, the Sold Property for the consideration set forth in the applicable Contribution Agreements.

     2.2 R&B Property. Subject to the terms and conditions of this Agreement, the R&B Partners agree to contribute all of the membership interests (the “R&B Membership Interests”) in R&B Realty Group II, LLC, a Delaware limited liability company, which is wholly-owned by the R&B Partners (“R&B Realty Group II” and together with all of the assets identified on Schedule 2.2 to be mutually agreed to by R&B and ASOT and attached hereto within twenty (20) days following the Effective Date, the “R&B Property”), to the ASOT Acquiring Party, and the ASOT Acquiring Party agrees to acquire, all of the R&B Membership Interests from the R&B Partners.

     2.3 Contribution Value; Debt Assumption.

     (a) Contribution Value. The value of each of the Properties and the R&B Property to be contributed to the ASOT Acquiring Party pursuant to this Agreement is identified on Schedule 2.1 attached hereto (each value so identified is hereinafter the “Contribution Value”); provided, however, the Contribution Value of the Property described in Schedule 2.1 as the San Jose South Property (i) is subject to a reduction of $2,000,000 in the event that ASOT reasonably determines that the San Jose South Property does not have the entitlements described in Schedule 2.3(a) attached hereto and (ii) shall be increased by an amount equal to the excess, if any, of $11,835,000 over the first year capital needs of the Improvements on the San Jose South Property as reasonably determined by ASOT (after consultation with a third party consultant in connection with a physical condition report) prior to the conclusion of the Due Diligence Period.

     (b) Assumed Debt; Debt Repayment.

          (i) Subject to obtaining the applicable lender’s consent in accordance with Sections 8.2(a) or (b) hereof, as applicable, upon the contribution of any Property encumbered with Assumed Debt (other than any Assumed Debt which ASOT elects in its sole discretion to prepay or defease at ASOT’s sole cost and expense after the applicable Closing but such election will not convert such Assumed Debt to Subject to Debt), the ASOT Acquiring Party shall assume the obligations of the Assumed Debt accruing thereon or arising from and after the applicable Closing (including the obligation to repay the then outstanding principal amount of the Assumed Debt and all accrued and unpaid interest thereon). Upon the contribution of any Property encumbered with Subject to Debt, the ASOT Acquiring Party shall acquire the Property subject to the Subject to Debt or, in ASOT’s sole discretion and at ASOT’s sole cost and expense, including assumption fees (unless (i) the applicable lender requires such assumption as a condition to permitting the transfer to the ASOT Acquiring Party notwithstanding that the ASOT Acquiring Party may immediately thereafter pay it off, and (ii) the applicable Property Partnership or Property Partnerships determine in their sole discretion that an assumption is required, in which case the assumption shall be at such Property Partnership’s or Property Partnerships’ sole cost and expense), elect to assume the obligations accruing or arising from and after Closing of the Subject to Debt (including the obligation to repay the then outstanding principal amount of the Assumed Debt and all accrued and unpaid interest thereon). In connection with the contribution of any Property with respect to which there are Other Liabilities, the ASOT Acquiring Party shall assume the obligations of such Other Liability (including the obligation to repay the then outstanding principal amount of the Other Liabilities and all accrued and unpaid interest thereon). However, subject to the terms of the applicable Tax Agreement, at any time following the contribution of any Property encumbered with Assumed Debt (other than “locked” Assumed Debt), Subject to Debt and/or Other Liabilities, including on the applicable Closing Date but only after the contribution has taken place, the ASOT Acquiring Party may, in its sole and absolute discretion and at its sole cost and expense (except as provided in Section 2.3(b)(ii) below) prepay and fully discharge or defease any such debt or liabilities.

          (ii) The Contribution Value of each of the Assumed Debt Properties shall be reduced by the amount set forth on the applicable Loan Amount Statement with respect to the Assumed Debt Properties, other than by the amount of any prepayment fees, penalties or premiums, any defeasance costs and any and all other fees, costs and expenses which ASOT will pay in cash in accordance with the following sentence, reflected on such Loan Amount Statement, all of which will be the responsibility of ASOT. ASOT shall pay in cash (and the Contribution Value shall not be reduced by) all transfer and assumption fees, lender’s attorneys’ fees (and any prepayment fees, penalties or premiums or any defeasance costs if ASOT, following the Closing elects to prepay or defease any Assumed Debt), and all other fees, costs and charges imposed by the lenders of the applicable Assumed Debt related to the contribution of the Assumed Debt Properties and the assumption of or taking subject to the Assumed Debt. The Contribution Value of each of the Subject to Debt Properties shall be reduced by the amount set forth on the applicable Loan Amount Statement with respect to the Subject to Debt Properties (other than by any amount that may be reflected thereon that the applicable Property Partnership will pay in cash in accordance with the following sentence), including the amount of any applicable prepayment premium thereon that would be required to be paid on the the Closing Date were the Subject to Debt being fully repaid by ASOT on the applicable Closing Date. The applicable Property Partnership or Property Partnerships shall pay in cash (and the Contribution Value shall not be reduced by) all transfer fees, and all other fees, attorneys’ fees, costs and charges imposed by the lenders of the applicable Subject to Debt related to the contribution of the Subject to Debt Properties and the taking subject to the Subject to Debt, provided, that, such applicable Property Partnership or Property Partnerships shall in no way be obligated to pay any assumption fees or any similar fees which the lender may require in consideration for ASOT determining not to prepay the Subject to Debt immediately after Closing. The Contribution Value of all of the Properties, including the Assumed Debt Properties, shall be reduced by the amount of the Other Liabilities (including any accrued, unpaid interest) as reflected on the applicable Loan Amount Statement.

     (iii) A Property may be both an Assumed Debt Property and a Subject to Debt Property if it is encumbered by both Assumed Debt and Subject to Debt, as described in the Debt Schedule. Such Properties shall be treated as Assumed Debt Properties for purposes of the Assumed Debt, and as Subject to Debt Properties for purposes of the Subject to Debt, relating thereto.

     (iv) Not later than twenty (20) days before the Closing Date relating to each Property, the Property Partnership or Property Partnerships owning such Property (or tenancy-in-common interests therein) shall provide a statement from each lender or servicer relating to any Assumed Debt, Subject to Debt and/or Other Liabilities affecting such Property (each a “Loan Amount Statement”) setting forth (A) the then outstanding principal amount of such debt or liability and all accrued and unpaid interest thereon and any delinquent or past due amounts on such debt or liability and any late charges, fees or penalties associated therewith, (B) with respect to any such debt or liabilities being prepaid or defeased by the ASOT Acquiring Party immediately following the applicable Closing, the amount that would need to be paid in order for the ASOT Acquiring Party to fully discharge the same on the applicable Closing Date but immediately after the contribution of the Property, including all estimated (or the method of calculation of) prepayment, transfer and other fees, penalties and premiums (including lender’s attorney fees) that will be due to the lender in connection with the transfer of the Property to the ASOT Acquiring Party and the ASOT Acquiring Party’s subsequent prepayment or defeasance of such debt or liability, together with a per diem interest amount, and (C) with respect to any Assumed Debt which is “locked” or which is not being prepaid or defeased by the ASOT Acquiring Party following the applicable Closing, the outstanding amount of such Assumed Debt, including any accrued interest and any other outstanding amounts, together with the amount of any fees, costs or charges (including lender’s counsel fees) imposed by the lender in connection with the transfer of the Property and/or the assumption of the Assumed Debt, and a per diem interest amount. ASOT agrees that within 30 days of the Effective Date, ASOT will identify to the applicable Property Partnership or Property Partnerships in writing whether the applicable Property Partnership or Property Partnerships will need to provide a Loan Amount Statement pursuant to clause (B) of this Section 2.3(b)(iv) or clause (C) of this Section 2.3(b)(iv) with respect to the Assumed Debt.

     2.4 Issuance of Units; Tax Treatment.

     (a) Election of Units. Subject to Section 2.4(b), each Property Partnership (and its designated direct and indirect members or partners who are Accredited Investors) and the R&B Partners (and their designated direct and indirect partners who are Accredited Investors) may elect to receive the Contribution Value, as adjusted in accordance with this Article II, in cash or in Units, or partially in

Units. The number of Units to be issued to the applicable Property Partnership and/or its designated direct and indirect members or partners who are Accredited Investors and the R&B Partners (and their designated direct and indirect partners who are Accredited Investors) will be equal to the quotient of (i) that portion of the Contribution Value of the Property (or tenancy-in-common interests therein) or the R&B Property, as applicable, to be directly or indirectly contributed by such Property Partnership and the R&B Partners (less any reductions to the Contribution Value pursuant to Section 2.3 of this Agreement, less any amount paid for the Sold Property, and plus or minus the amount of any prorations as provided in the applicable Contribution Agreement) for which the applicable Property Partnership (and/or its designated direct or indirect members or partners who are Accredited Investors) or the R&B Partners (and its designated direct and indirect partners who are Accredited Investors) have elected to receive Units on or prior to the Unit/Cash Election Date as described in Section 2.4(b), divided by (ii) the Common Share Value. No fractional Units will be issued; instead ASOT shall round the number of Units to be issued to each Property Partnership (and/or its designated direct and indirect members or partners who are Accredited Investors) and the R&B Partners (and their designated direct and indirect members or partners) up or down to the nearest whole number of Units. The remainder of the Contribution Value of such Property (or tenancy-in-common interest therein) (less any reduction to the Contribution Value pursuant to Section 2.3 of this Agreement, less any amount paid for the Sold Property, and plus or minus the amount of any prorations as provided in the applicable Contribution Agreement) and/or the R&B Property will be paid in cash to the applicable Property Partnership (and/or its designated direct and indirect members or partners) or the R&B Partners (and their designated direct and indirect partners), as the case may be. Subject to Section 2.4(c), in case any Property (or tenancy-in-common interest therein) is owned directly or indirectly through a Subsidiary, and such Subsidiary is not contributed to ASOT, such cash or Units shall initially be delivered to such Subsidiary and may immediately thereafter be distributed to the Property Partnership (and its designated direct and indirect members or partners who are Accredited Investors) in accordance with the requirements of Section 2.4(b).

     (b) Requirements. The Property Partnerships (and their designated direct and indirect members or partners who are Accredited Investors) and the R&B Partners (and their designated direct and indirect partners who are Accredited Investors) may only receive Units pursuant to Section 2.4(a) if (i) such Property Partnership (and/or its designated direct and indirect members or partners who are Accredited Investors) or such R&B Partner (and/or its direct and indirect partners who are Accredited Investors) elects in writing delivered to ASOT no later than the Unit/Cash Election Date applicable to such Property Partnership (and/or its designated direct and indirect members or partners who are Accredited Investors) or the R&B Partner (and/or its designated direct and indirect members or partners who are Accredited Investors) to receive all or a portion of the Contribution Value in Units in accordance with this Section 2.4, and (ii) such Property Partnership or such R&B Partner has delivered an Investor Questionnaire for such Property Partnership (and/or its designated direct and indirect members or partners who are requesting to receive Units) or such R&B Partner (and/or its direct and indirect partners who are Accredited Investors), respectively. In all events and notwithstanding anything to the contrary in this Agreement, if such Property Partnership, its designated direct and indirect members or partners who are requesting to receive Units or such R&B Partner (and its direct and indirect partners who are requesting to receive Units), as the case may be, fails to qualify for or otherwise receive Units for reasons other than as a result of ASOT’s breach of this Agreement, such Property Partnership, such designated direct and indirect member or partner or such R&B Partner (and its direct and indirect partners), as the case may be, shall receive cash instead of Units, and the applicable Closing shall not be delayed or otherwise affected.

     (c) Tax Treatment. Except with respect to any Properties (or tenancy-in-common interests therein) for which the Property Partnerships elect to receive only cash, ASOT agrees to structure the acquisitions described in this Article II as reasonably directed by R&B and the applicable Property Partnership, and to the extent permissible under applicable law, to accommodate the parties intent that (i) the acquisitions in exchange for Units constitute wholly tax-deferred contributions of property to a partnership (i.e., ASOT) by such Property Partnerships and their respective members and partners governed by Section 721 of the Code, and (ii) all cash paid by ASOT to any such Property Partnership constitutes (A) cash paid to reimburse such Property Partnerships for certain preformation capital expenditures described in regulations promulgated under Section 707 of the Code, (B) cash paid to purchase partnership interests in the Property Partnerships and R&B from certain of the partners and members of the Property Partnerships and R&B immediately before the contributions described in the foregoing clause (i) of this Section 2.4(c) in purchase transactions the tax treatment of which are governed by Section 741 of the Code, (C) a debt-financed transfer within the meaning of Treasury Regulation § 1.707-5(b), and/or (D) cash paid to purchase the Sold Property. With respect to Section 2.4(c)(ii)(B), to the extent permissible under applicable law, certain of these partnership interest acquisitions will be structured, pursuant to Treasury Regulation § 1.708-1(c)(4), as occurring in connection with assets-over mergers in which ASOT will be purchasing from those members of the R&B Group that elect to receive cash (the “Selling Partners”) all (or the designated portion) of their interests in the applicable Property Partnerships (collectively, the “Partnership Interests”) and the Selling Partners will consent to treat such sales as sales of the Partnership Interests to ASOT for Federal income tax purposes. The applicable Property Partnerships hereby acknowledge and agree that the consideration ASOT will be paying to the Selling Partners in exchange for their Partnership Interests under Section 2.4(c)(ii)(B) is the cash consideration referred to in such Section 2.4(c)(ii)(B) (along with any Property Partnership nonrecourse indebtedness to which such purchased Partnership Interest is subject) being delivered hereunder and no additional consideration shall be required, and ASOT shall not have any entitlement to liquidating distributions, if any, made by the applicable Property Partnership with respect to such purchased Partnership Interests. To the extent permissible under applicable law, the applicable Property Partnership and ASOT shall report (and the applicable Property Partnership shall cause each of the Selling Partners to report) the Partnership Interest transfers described in Section 2.4(c)(ii)(B), as the sale of partnership interests in a terminating partnership occurring as part of an “assets-over” merger. This Section 2.4(c) specifies (i) that the resulting partnership (ASOT) is purchasing partnership interests (the Partnership Interests) from a particular partner in the merging or consolidating partnership (each of the Selling Partners) and (ii) the consideration (the cash and liabilities to which the Partnership Interests are subject) that is transferred for each interest sold, all as described in Treasury Regulation § 1.708-1(c)(4). In the event of a change in the applicable tax law prior to the applicable Closing Date, the parties hereto will reasonably cooperate to structure the transactions contemplated hereby to accommodate the intent of ASOT, R&B and the Property Partnerships as set forth in this Section 2.4(c).

     (d) Registration Rights Agreement and Tax Agreement. At any Closing at which Units are to be issued, (i) ASOT and ASN shall enter into, and the applicable Property Partnership or Property Partnerships, the direct and indirect members or partners of any Property Partnership who are receiving Units, or the Property Partnerships on their behalf, or the R&B Partners (and their designated direct and indirect partners who are Accredited Investors), as the case may be, shall enter into, the Registration Rights Agreement and (ii) ASOT and ASN shall enter into and the applicable Property Partnership or Property Partnerships and the members or partners of any Property Partnership who are receiving Units, or the Property Partnerships on their behalf, shall enter into a Tax Agreement with respect to the applicable Property or Properties being contributed at such Closing.

     2.5 Contribution of Title Holder Rather than Fee Title. Schedule 2.5 lists, with respect to each Property Partnership that indirectly owns a Property (or a tenancy-in-common interest therein), its Subsidiaries (and, in the case of a limited partnership subsidiary, the general partner thereof) that own(s) such Property (or tenancy-in-common interest therein) or that is the obligor on any Subject to Debt (each a “Title Owning Entity” and collectively, the “Title Owning Entities”). With respect to each Property (or a tenancy-in-common interest therein) owned by a Title Owning Entity, ASOT and the applicable Property Partnership or Property Partnerships will agree during the Due Diligence Period whether such Property Partnership or Property Partnerships will contribute such Property (or tenancy-in-common interests therein) to the ASOT Acquiring Party by deed or whether such Property Partnership or Property Partnerships will instead contribute all of the membership interests or partnership interests in the applicable Title Owning Entity to the ASOT Acquiring Party in lieu of conveying the Property (or tenancy-in-common interests therein) by deed to the ASOT Acquiring Party. Subject to ASOT’s obligations pursuant to Section 2.4(c) to structure the contributions as reasonably directed by R&B and the applicable Property Partnership or Property Partnerships to accommodate the parties’ agreement as described in Section 2.4(c), in the event the parties fail to so agree during the Due Diligence Period, the Property (or tenancy-in-common interests therein) will be conveyed by deed except with respect to the Properties identified on Schedule 2.1 attached hereto as the Las Colinas Property and the Dulles Property, which Properties will be acquired, to the extent reasonably required to permit the ASOT Acquiring Party to acquire such Properties subject to the Subject to Debt, by having the applicable Property Partnerships contribute the applicable Title Owning Entities. For those Property Partnerships that own their Properties directly, ASOT and the applicable Property Partnership will agree during the Due Diligence Period whether any such Property Partnership will contribute its Property to the ASOT Acquiring Party by deed or whether any such Property Partnership will merely change the method of holding title to such Property Partnership’s Property by contributing ownership of such Property to a newly formed limited liability company or partnership wholly owned by such Property Partnership that is disregarded for federal income tax purposes and which is reasonably acceptable to such Property Partnership and ASOT. The party requesting the contribution of a Property from a Property

Partnership to a Title Owning Entity shall bear the reasonable cost of such restructuring which would not have been incurred were it not for such restructuring, including all transfer and assumption fees, and all other fees, costs and charges imposed by the lenders of the applicable Subject to Debt or Assumed Debt which would not otherwise have been charged. Subject to Section 2.4(c), in the event the parties fail to agree during the Due Diligence Period upon the restructuring, the Property shall be conveyed by deed to the ASOT Acquiring Party without having been contributed to a limited liability company or partnership. Any action which a Property Partnership is required to take under this Agreement shall be binding upon any Title Owning Entity owned by such Property Partnership and any liability or obligation of any Property Partnership under this Agreement shall also be the liability and obligation of any Title Owning Entity it owns. Any action which ASOT is required to take under this Agreement shall be binding upon each ASOT Acquiring Party and any liability or obligation of any ASOT Acquiring Party under this Agreement shall also be the liability and obligation of ASOT.

     Any Property Partnership contributing membership interests or partnership interests in any Title Owning Entity pursuant to this Section 2.5 shall assign, transfer, contribute and convey to the ASOT Acquiring Party all of the equity membership interests or partnership interests, as the case may be, and 100% of the economic interests in such Title Owning Entity (such interests being hereinafter collectively referred to as the “Membership Interests”), including, without limitation, the following: (i) all interests in the capital of such Title Owning Entity and all profits, surplus, assets, allocations, returns (whether preferred or not) and distributions of any kind of the Title Owning Entity to which the applicable Property Partnership shall at any time be entitled to the extent attributable to the period after the applicable Closing; (ii) all other payments, if any, due or to become due, under or arising out of that certain operating or partnership agreement of such Title Owning Entity, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise arising out of such agreement to the extent attributable to the period after the applicable Closing; (iii) any interest in real, personal, intangible or other property which the applicable Property Partnership may hold or be entitled to as of the applicable Closing as a result of its interest in such Title Owning Entity; (iv) all of the applicable Property Partnership’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, against, under or in respect of its interest in such Title Owning Entity, or under or arising out of its operating or partnership agreement; (v) all present and future claims, if any, of the applicable Property Partnership against such Title Owning Entity for monies loaned or advanced or for services rendered (or otherwise arising under or out of the operating or partnership agreement of such Title Owning Entity); (vi) any and all rights and powers of the applicable Property Partnership as the sole equity member or partners of such Title Owning Entity under its operating or partnership agreement; and (vii) any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (“Claims”) which the applicable Property Partnership (or its heirs, executors, administrators, successors and assigns) now has, has ever had or may hereafter have against such Title Owning Entity and, to the extent any such Claim may give rise (directly or indirectly) to any claim for indemnification, contribution or reimbursement from such Title Owning Entity, its affiliates (or its respective predecessors in interest), its past and present agents, representatives, employees, officers, directors, partners, members, controlling persons, subsidiaries, successors and assigns, including, without limitation, any rights to indemnification or reimbursement from them (or their respective predecessors in interest); provided, however, ASOT hereby acknowledges and agrees that neither it nor, following the applicable Closing, the Title Owning Entity, shall pursue any Claim assigned as part of the Membership Interest against any Property Partnership (or its heirs, executors, administrators, successors and assigns). The term “Membership Interests” shall not include any fees payable to R&B and/or any Affiliate thereof or loans or fees constituting Other Liabilities. Nothing herein contained shall preclude a Title Owning Entity from making or paying (and each Property Partnership shall have the right to cause the applicable Title Owning Entity to make or pay) any distribution of cash, cash equivalents, and/or interests in any and all reserves and/or impounds held by any and all third parties (including tax, insurance and loan reserves which the applicable third party might not release until following the applicable Closing) to a Property Partnership prior to the applicable Closing, and any such distribution shall not be assigned by the Property Partnership to the ASOT Acquiring Party with the assignment of the Membership Interests. ASOT acknowledges that the ASOT Acquiring Party shall have no right, title or interest in any such distribution, and ASOT hereby agrees that each Title Owning Entity may distribute to the applicable Property Partnership prior to the applicable Closing any and all cash, cash equivalents, reserves, impounds and/or interests or other rights in and to cash, cash equivalents, reserves and/or impounds held by such Title Owning Entity (or third party) attributable to the Title Owning Entity’s ownership of the Property prior to the applicable Closing.

     2.6 Toluca Hills Development Rights. In addition to its contribution of the developed portion of the Toluca Hills Property, the Property Partnership that owns the Toluca Hills Property shall contribute the Toluca Hills Development Parcel described on Schedule 2.6 attached hereto, to the ASOT Acquiring Party in exchange for 1,000 Series N Preferred Units, subject to such Property Partnership being qualified as an Accredited Investor at the time of the applicable Closing. If such Property Partnership is not an Accredited Investor immediately prior to Closing, then cash shall be paid by ASOT to the Property Partnership in an amount equal to $250,000.

     2.7 The Put Rights.

     (a) Newport Put Agreement. After the Effective Date, Newport Beach will identify the proposed Newport Property and Newport Beach and ASOT will endeavor in good faith to agree upon the Newport Property. Newport Beach will not enter into a Contribution Agreement with an ASOT Acquiring Party with respect to the Newport Property. Rather, so long as the Newport Property is acceptable to ASOT, after ASOT’s due diligence review of the Newport Property during the Due Diligence Period in accordance with Section 3.2 (or during the due diligence period under the purchase agreement for the acquisition of the Newport Property by Newport Beach, if applicable), Newport Beach and ASOT will enter into the Newport Put Agreement on the First Closing Date, pursuant to which Newport Beach will have the right (but not the obligation) to contribute the Newport Property to ASOT or a Qualified Designee in accordance with the terms of the Newport Put Agreement. Newport Beach shall pay ASOT Two Hundred Fifty Thousand Dollars ($250,000) for the rights set forth in the Newport Put Agreement. Until the earlier of (i) the expiration of the Newport Put Agreement and (ii) in the event Newport Beach exercises the Newport Put Right, such time as ASOT or a Qualified Designee acquires the Newport Property pursuant to the Newport Put Agreement, the Newport Property shall be managed by a third-party property manager hired by Newport Beach and approved by ASOT, at the sole cost and expense of Newport Beach.

     (b) Philadelphia Put Agreement. Mid-Wilshire will not enter into a Contribution Agreement with an ASOT Acquiring Party with respect to the Philadelphia Property. Rather, Mid-Wilshire and ASOT will enter into the Philadelphia Put Agreement on the First Closing Date, pursuant to which Mid-Wilshire will have the right (but not the obligation) to contribute the Philadelphia Property to ASOT or a Qualified Designee in accordance with the terms of the Philadelphia Put Agreement. Mid-Wilshire shall pay ASOT One Hundred Thousand Dollars ($100,000) for the rights set forth in the Philadelphia Put Agreement. ASOT will complete it due diligence review of the Philadelphia Property during the Due Diligence Period in accordance with Section 3.2. Upon the contribution of the Philadelphia Property in accordance with the terms and provisions of the Philadelphia Put Agreement, ASOT or a Qualified Designee shall enter into a Master Lease with R&B with respect to the Philadelphia Property pursuant to which the first year rental rate shall be Nine Hundred Twenty-Nine Thousand Three Hundred Fifty-Three Dollars ($929,353). Until the earlier of (i) the expiration of the Philadelphia Put Agreement and (ii) in the event Mid-Wilshire exercise the Philadelphia Put Right, such time as ASOT or a Qualified Designee acquires the Philadelphia Property pursuant to the Philadelphia Put Agreement, the Philadelphia Property shall be managed by R&B.

ARTICLE III

ASOT’S EXAMINATION/REVIEWS/INSPECTIONS

     3.1 Disclosure Period. Prior to the Effective Date, R&B has provided the Disclosure Materials, and ASOT has undertaken to review them. ASOT has delivered to R&B the Disclosure Materials Objections Schedule consisting of objections to the Disclosure Materials (“Objection Items”). Except for (i) matters identified on the Disclosure Materials Objections Schedule and (ii) objections to Delayed Disclosure Materials, ASOT shall be deemed to have waived, and shall not terminate this Agreement under Section 3.4 based upon, objections to matters which are disclosed prior to or in the Disclosure Period.

     3.2 Due Diligence Period. For a period of 60 days following the Effective Date (such period, as it may be extended as provided below is herein referred to as the “Due Diligence Period”), ASOT will complete its confirmatory on-site physical and environmental due diligence and lease audits, the review of any Delayed Disclosure Materials, and its other due diligence review of the Properties and the R&B Property. If, notwithstanding ASOT’s good faith, reasonable efforts to complete its due diligence review of the R&B Property, the Properties and any Delayed Disclosure Materials within the sixty (60) day Due Diligence Period, ASOT may elect, by written notice delivered to R&B and the applicable Property Partnership prior to the expiration of the Due Diligence Period, to extend the Due Diligence Period for a period up to thirty (30) days in order to complete any unfinished third-party physical due diligence, including surveys. Such notice shall specify in reasonable detail the issues that will remain open during such thirty-day extension, and will waive ASOT’s right to terminate this Agreement pursuant to Section 3.4 based upon any other due diligence matters.

     (a) Delivery of Specified Documents. Within five Business Days after the Effective Date, R&B shall provide or make available to ASOT the following information relating to each Property (the “Property Information”) to the extent located upon one of the Properties or R&B’s executive office and not previously delivered to ASOT among the Disclosure Materials or Delayed Disclosure Materials: (i) the latest property tax bills from all taxing authorities; (ii) the most recent environmental reports; (iii) all existing plans, specifications, permits, approvals (and any applications for permits or approvals), maps and surveys (including, without limitation, archaeological, boundary, topographic and tree surveys); (iv) any subdivision reports; (v) any soils and engineering reports; (vi) any written notices, reports, citations, orders, decisions, correspondence, or memoranda from any governmental authority (including, but not limited to, copies of any zoning letters) for any uncured violations; (vii) all existing written agreements with or applications to any governmental authority with respect to any zoning modification, variance, exception, platting or other matter relating to the zoning, use, development, subdivision or platting of the Property; (viii) copies of all agreements, studies, reports, correspondence and other documents relating to the presence or absence of any endangered species or environmentally sensitive areas on the Property; and (ix) any existing written contracts or agreements relating to the Property or services being provided or to be provided to the Property, including, without limitation, any agreements with electric, cable, gas, telephone or other utility providers. The Property Partnerships shall provide or make available to ASOT any documents described above and coming into any of R&B’s, the applicable Property Partnership’s or its Subsidiaries’ possession or produced by any Property Partnership or its Subsidiary after the initial delivery or availability above and shall continue to provide or make available the same prior to the Closing Date for the applicable Property.

     (b) Confidentiality. ASOT, ASN and all of their Representatives (as defined below) (collectively, the “Recipient”) will hold all non-public information obtained in connection with their due diligence or otherwise in strict confidence and shall not, except as otherwise required by law or by any regulatory authority, without the prior written consent of R&B and the applicable Property Partnership, disclose such information or the fact that any such information has been made available, except that the Recipients may disclose the information to those of Recipients’ Affiliates, directors, officers, employees, attorneys, accountants, and, with the applicable R&B Group member’s prior consent and approval, lenders and prospective lenders (and their attorneys and accountants), consultants and advisors (collectively, “Representatives”) who (x) need to know the information for the purpose of evaluating the proposed transaction and (y) have been informed of the confidential nature of the information and agree to keep the information confidential. Notwithstanding any such agreement by Recipient’s Representatives, Recipient agrees to be responsible for and to indemnify the applicable member of the R&B Group against any breach by Recipient and any of Recipient’s Representatives of the agreements made herein. Recipient agrees that any and all requests for information shall be made through only Kristen Zimmerman and any individual designated by Kristen Zimmerman and that no other employees of R&B or partners or members of the Property Partnerships or their Affiliates shall be contacted by Recipient or the Representatives, except that Recipients may also discuss the transactions contemplated hereby and matters relating thereto with representatives of the general partners of the Property Partnerships.

Notwithstanding the foregoing, each party hereto (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this letter of intent and all materials of any kind (including opinions or other tax analyses) that are provided or made available to the party relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. In the event that this Agreement is terminated, ASOT shall promptly return to R&B any and all statements, documents, schedules, exhibits, reports and all other written information obtained from R&B and/or the Property Partnerships in connection with this Agreement for the transactions contemplated herein, together with any copies made by ASOT, and shall promptly destroy copies of any and all reports and compilations generated by ASOT and its Representatives from materials or other information provided or made available to ASOT by R&B and/or the Property Partnerships. The confidentiality obligations herein shall survive any termination of this Agreement.

     (c) ASOT’s Inspection. During the term of this Agreement, ASOT and its agents shall have the right, though subject to the rights of the tenants under their leases, to inspect the Properties during normal business hours at a time mutually acceptable to R&B and ASOT and upon not less than twenty-four (24) hours prior request to R&B (or forty-eight (48) hours notice in the event that ASOT desires to inspect the leased premises of a tenant), in order to make, at ASOT’s sole cost and expense, such inspections and surveys of a Property as ASOT may desire; provided, however, that without R&B’s and the applicable Property Partnership’s prior written consent (which consent may be withheld in R&B’s sole and absolute discretion), ASOT shall not be entitled to perform or cause to be performed any destructive testing, any invasive environmental testing or any sampling or testing of the indoor air. ASOT also agrees to provide R&B and the applicable Property Partnership with copies of any written inquiry or request directed at any governmental official with respect to any Property prior to transmitting the same to any such official and to give R&B and the applicable Property Partnership notice and an opportunity to be present at any meetings with any such official; provided, however, that nothing in this sentence shall be deemed to prevent ASOT from inspecting or reviewing any or all records of any federal, state, or local governmental authority or requesting such authority to confirm that no violations of law exist at any Property within such authority’s jurisdiction. Subject to obtaining R&B’s and the applicable Property Partnership’s consent when required as specified above, ASOT’s inspections and tests may include, among other things, examination of the physical condition of the Property, any mechanical equipment, Phase I environmental site assessment, including radon gas testing, asbestos analysis, lead based paint analysis, and fuel or chemical storage tank investigation, if applicable, soils studies and seismic studies. ASOT shall not be entitled to enter any Property unless a representative of R&B or the applicable Property Partnership is present. ASOT and ASN shall indemnify, defend and hold the R&B Group and the Properties harmless from and against any and all expenses, costs, fees, suits, actions, obligations, liabilities, damages (including attorneys’ and expert witness fees and costs) caused by actions of ASOT and its Representatives during such entry, but excluding the discovery of any pre-existing adverse condition of any Property, except that ASOT shall be liable for any aggravation it causes to any pre-

existing adverse conditions. ASOT shall not cause or permit any liens or encumbrances upon any Property or any interest therein to result from ASOT’s or its Representatives’ acts with regard to such Property and shall promptly repair any damage to the Properties which may result from the entry and inspections on the Properties by ASOT or its Representatives.

     (d) Insurance Coverage. Commencing with ASOT’s first entry onto a Property and at all times prior to the applicable Closing, ASOT shall have in effect commercial general liability (or a combination of primary general liability, umbrella liability and excess) insurance naming the Property Partnerships, the Title Owning Entities and R&B as additional insureds on a primary, non-contributing basis, with (i) waiver of subrogation; and (ii) limits of not less than $5,000,000 combined single limit for bodily and personal injury and property damage. ASOT shall deliver to R&B certificates of insurance evidencing such coverage within five days following the Effective Date.

     3.3 Title and Survey Examination. Within two (2) Business Days after the Effective Date, ASOT shall obtain with respect to each Property a current, effective commitment for title insurance, if available in the applicable jurisdiction, or preliminary title report (each, a “Title Commitment”) issued by Chicago Title Insurance Company, 700 South Flower Street, Suite 3305, Los Angeles, California 90017 (the “Title Company”), in the amount of the applicable Contribution Value for each Property, with the ASOT Acquiring Party as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitments. ASOT has directed to be prepared a current ALTA-ACSM survey (the “Survey”) for each Property.

     (a) Title Review and Cure. During the Due Diligence Period, ASOT shall review title to each Property as disclosed by the Title Commitments and the Surveys. The Property Partnerships and its Subsidiaries will cooperate with ASOT, at ASOT’s sole cost and expense, in curing any objections ASOT may have to title to any Property. The Property Partnerships and its Subsidiaries shall have no obligation to cure title objections except monetary liens (other than those set forth in the Debt Schedule) of an ascertainable amount voluntarily created by the applicable Property Partnership (or its Subsidiaries, as applicable), which liens the Property Partnerships and their Subsidiaries shall cause to be released at the Closing. The Property Partnerships agree to remove, and to cause their Subsidiaries to remove, any exceptions or encumbrances to title relating to monetary liens (other than those set forth in the Debt Schedule) which are voluntarily created by such entity after the Effective Date without ASOT’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Title Company revises the Title Commitment relating to a Property after the expiration of the Due Diligence Period to add or modify exceptions (except for additions or modifications made at the request of ASOT), an R&B MAE with respect to such Property shall be deemed to exist if, in ASOT’s reasonable judgment, such additions or modifications materially and adversely affect title to the Property or the use or the operations of the Property and are not removed by the Closing Date.

     (b) Title Policies. The Title Company shall deliver to the ASOT Acquiring Party with respect to each Property at Closing an ALTA Form 1970 (revised 1984) (or other form required by state law) Owner’s Policy of Title Insurance (the “Title Policy”), with extended coverage (i.e., with ALTA General Exceptions [1 through 5 deleted], or with corresponding deletions if a Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the applicable Closing, in the amount of the Contribution Value, containing ASOT’s Endorsements, insuring the ASOT Acquiring Party (or the Title Owning Entity, if applicable) as owner of good, marketable and indefeasible fee simple title to each Property, and subject only to the Permitted Exceptions. The cost of the Title Policies shall be paid by the party or parties specified in Schedule 3.3(b) hereto. “ASOT’s Endorsements” shall mean, to the extent such endorsements are available under the laws of the state in which a Property is located: (a) owner’s comprehensive; (b) access; (c) survey (accuracy of survey); (d) location (survey legal matches title legal); (e) separate tax lot; (f) subdivision; (g) zoning 3.1, with parking; and (h) such other endorsements as ASOT may reasonably require (including, without limitation, non-imputation and Fairway endorsements). The applicable Property Partnership (or its Subsidiaries, as applicable) shall execute at Closing an affidavit and other documents in such form as the Title Company shall, in the sole and absolute discretion of the applicable Property Partnership, reasonably require for the issuance of the Title Policies. The Title Policies may be delivered after the Closing if at the Closing the Title Company issues currently effective, duly-executed “marked-up” Title Commitments for each Property and irrevocably commits in writing to issue a Title Policy for each Property in the form of the “marked-up” Title Commitments promptly after the Closing Date. The term “Permitted Exceptions” shall mean: (i) the specific exceptions (exceptions that are not part of the promulgated title insurance form) in each Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that the Property Partnerships and its Subsidiaries, as applicable, are not required to remove as provided above; (ii) real estate taxes and assessments not yet due and payable; (iii) tenants in possession as tenants only under leases without any right of first refusal, option to purchase or acquire an interest in any Property; (iv) the instruments evidencing the Assumed Debt, the Subject to Debt and the Other Liabilities; and (v) any matters which are disclosed by the Survey, or, if no Survey is obtained, which would be disclosed by an accurate survey or physical inspection of the applicable Property.

     3.4 Termination During Due Diligence Period. ASOT may terminate this Agreement as to any Property or Properties and/or the R&B Property by written notice to R&B and/or the applicable Property Partnership delivered prior to the expiration of the Due Diligence Period specifying, with respect to such Property or Properties, any circumstance, event, occurrence, change or effect not waived pursuant to Section 3.1 that, individually or in the aggregate, has had a materially adverse effect on the Title Owning Entity, if the ASOT Acquiring Party is to acquire the Title Owning Entity, and/or the Property or its results of operations, except in each case, (i) changes in general economic conditions nationally, regionally or within the market in which the Property is located; (ii) changes in ASOT’s internal underwriting standards, assumptions or criteria applied to the evaluation of properties; or (iii) changes in the real estate industry generally and the multi-unit apartment leasing market specifically, which do not affect such Property materially disproportionately relative to other similar real estate similarly situated (a

“Due Diligence MAE”); provided, however, that as to any matters set forth in the Disclosure Materials, only the Objection Items shall be taken into account in determining whether there exists a Due Diligence MAE. In the event ASOT terminates this Agreement pursuant to this Section 3.4 as to any ASOT Key Property, ASOT shall have the right, but not the obligation, to terminate this Agreement in its entirety by notice delivered within five (5) days after the expiration of the Due Diligence Period. In the event ASOT terminates this Agreement under this Section 3.4 as to (i) any of the R&B Key Properties or the R&B Property or (ii) four or more of the other Properties, R&B and the Property Partnerships shall have the right, but not the obligation, to terminate this Agreement in whole or in part (provided that, if R&B and one or more of the Property Partnerships determine to terminate this Agreement only in part, R&B and the Property Partnerships shall not be permitted to terminate this Agreement as to any ASOT Key Property) pursuant to this Section 3.4 or Section 11.2 by notice delivered within five (5) days after R&B and the Property Partnerships have received notice from ASOT of its termination of this Agreement with respect to (i) any of the R&B Key Properties or (ii) four or more of the other Properties. Notwithstanding anything to the contrary in the foregoing, prior to terminating this Agreement, in whole or as to any Property, ASOT, R&B and the applicable Property Partnership(s) each hereby agrees to cooperate in good faith in resolving, to ASOT’s reasonable satisfaction, any issues identified during the Due Diligence Period.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF R&B AND THE PROPERTY PARTNERSHIPS

     Except as set forth on a schedule to be attached to the applicable Contribution Agreement mutually agreed to by R&B or the applicable Property Partnership and ASOT during the Due Diligence Period, R&B, as to the R&B Property and as to each Property (but solely in R&B’s capacity as the property manager of each such Property and solely with respect to the Property Representations and Warranties), and each Property Partnership, but solely with respect to its Property and its Title Owning Entity (if applicable), hereby represents and warrants for the sole and exclusive benefit of ASOT, as of the Effective Date (unless otherwise provided) and as of the Closing of each applicable Property, as follows:

     4.1 Authority; Binding On R&B and the Property Partnerships. Each of R&B and each of the Property Partnerships is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its formation. Each of the Subsidiaries is, or will be, a limited liability company or partnership duly organized, validly existing and in good standing under the laws of the state of its formation. Each of the Property Partnerships and each of the Subsidiaries is, or will be, qualified to do business and in good standing in each jurisdiction where the nature of such entity’s conduct of its business requires such licensing or qualification. Each of R&B, the Property Partnerships and/or the Subsidiaries has, subject to the Partnership Approvals, and at Closing will have taken all necessary action to authorize such party’s execution, delivery and performance of, and has, subject to the Partnership Approvals, and at Closing will have the requisite partnership or limited liability company power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents executed by it in connection herewith and to consummate all the transactions contemplated hereby and thereby, including the requisite partnership or limited liability power and authority to contribute, assign and transfer the R&B Property, the applicable Property or the Membership Interests, as the case may be, in accordance with this Agreement. Nothing in this Agreement shall purport to bind or create any obligation on the part of any partner or member of a Property Partnership whose consent to the transaction as contemplated hereby is required under the documents governing the Property Partnership but has not yet been obtained or which consent is qualified by certain other agreements.

     4.2 Conflict With Existing Laws or Contracts. Subject to obtaining the requisite lender consents and Partnership Approvals, the execution and delivery of this Agreement does not, and the performance by each of R&B and each of the Property Partnerships of its obligations hereunder will not, to the Applicable Person’s Actual Knowledge, conflict with any provision of any law or regulation to which any of R&B, the Property Partnerships or the Subsidiaries is subject, or conflict with or result in a material breach of or constitute a material default under its certificate of formation, certificate of partnership, limited liability company agreement or partnership agreement, as the case may be, or any of the terms, conditions, provisions of any enforceable agreement or instrument to which any of R&B or any of the Property Partnerships or the Subsidiaries is a party or by which it is bound, or any order or decree applicable to it, that could adversely affect the ability of either of R&B or the Property Partnerships to discharge its obligations under and complete the transactions contemplated by this Agreement, nor will such execution, delivery and performance result in the creation or imposition of any lien on any of R&B’s, the Property Partnerships’ or the Subsidiaries’ assets or properties that could adversely affect the ability of either of R&B or the Property Partnerships to discharge its obligations under and complete the transactions contemplated by this Agreement.

     4.3 Governmental Action. Except as disclosed in Schedule 4.3 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), to the Applicable Person’s Actual Knowledge, neither any Property Partnership nor any Subsidiary has received written notice from any governmental body or agency of any violation or alleged violation of any zoning ordinance, land use law, building code or environmental law, or any notice of any violation or alleged violation of any covenants or restrictions, in each case with respect to any Property, Property Partnership or Subsidiary, which violation or alleged violation has not been corrected to the satisfaction of the party delivering such notice; provided, however, ASOT shall have the right, during the Due Diligence Period, to approve (such approval not to be unreasonably withheld, conditioned or delayed) any and all items (other than items provided to ASOT in the Disclosure Materials) set forth on Schedule 4.3.

     4.4 Uncompleted Work. To the Applicable Person’s Actual Knowledge, as of the applicable Closing Date only, there will be no unpaid bills (other than items prorated at such Closing) for labor or materials with respect to any capital improvements authorized by the Property Partnership or Subsidiary for the Properties to be contributed on such Closing Date which could give rise to mechanic’s or materialmen’s liens, and all contractors, subcontractors, suppliers, architects, engineers, and others who have performed services or labor or have supplied materials in connection with any such capital improvements made to the Property have been paid in full and all liens arising therefrom (or claims which with the passage of time or the giving of notice, or both, could mature into liens) have been satisfied and released.

     4.5 Condemnation. To the Applicable Person’s Actual Knowledge, no Property Partnership or Subsidiary has received written notice from any governmental body or agency of any pending or threatened condemnation proceeding against any Property or Subsidiary or any formal written notice of condemnation with respect to any Property.

     4.6 Rent Roll. To the Applicable Person’s Actual Knowledge, all information set forth in the Rent Roll delivered with respect to each Property to ASOT is true, correct, and complete in all material respects as of its date. Except as disclosed in writing to ASOT during the Disclosure Period or the Due Diligence Period, to the Applicable Person’s Actual Knowledge, there are no leasing or other commissions due, nor will any become due, in connection with any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. Except as disclosed in the Rent Rolls or on Schedule 4.6 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), to the Applicable Person’s Actual Knowledge, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing Date and no material default or breach exists on the part of any tenant. Except as set forth on Schedule 4.6 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), no Property Partnership or Subsidiary or R&B has received any written notice of any material default or breach on the part of the landlord under any Lease, nor, to the Applicable Person’s Actual Knowledge, does there exist any such material default or breach on the part of the landlord.

     4.7 Hazardous Materials. Except as disclosed in the Property Information and in the environmental reports and information to be described in Schedule 4.7 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement (the “Environmental Disclosure Schedule”)), to the Applicable Person’s Actual Knowledge, neither R&B nor the Property Partnerships or the Subsidiaries have received written notice from any governmental body or agency of, or have Actual Knowledge of any uncured violation of any applicable law with respect to Hazardous Materials at the Properties; provided, however, ASOT shall have the right, during the Due Diligence Period, to approve (such approval not to be unreasonably withheld, conditioned or delayed) any and all items (other than items provided to ASOT in the Disclosure Materials) set forth on Schedule 4.7. To the Applicable Person’s Actual Knowledge, there is no violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from any of the Properties in violation of Environmental Laws except as disclosed in the Property Information and the Environmental Disclosure Schedule. To the Applicable Person’s Actual Knowledge, the Property Partnerships and the Subsidiaries have not manufactured, introduced, released or discharged from or onto any Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of Environmental Laws, and to the Applicable Person’s Actual Knowledge, the Property Partnerships and the Subsidiaries have not used any Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. Except as disclosed in the Property Information and the Environmental Disclosure Schedule, to the Applicable Person’s Actual Knowledge, none of R&B, any Property Partnership or any Subsidiary has received written notice from any governmental body or agency of any violation or alleged violation of any applicable law with respect to Hazardous Materials on any Property. The term “Environmental Laws” means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Effective Date together with their implementing regulations and guidelines as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

     4.8 Leases. The Leases made available for review to ASOT are true, correct and complete copies of the actual Leases and are the complete written documentation of the agreements between the applicable Property Partnership or Subsidiary, as landlord, and the tenants. Except for the long term laundry contracts entered into for certain of the Properties and the other occupancy agreements to be described on Schedule 4.8 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), to the Applicable Person’s Actual Knowledge, there are no Leases or other arrangements for the use or occupancy of any of the Properties other than the Leases and matters shown in the Title Commitments; provided, however, ASOT shall have the right, during the Due Diligence Period, to approve (such approval not to be unreasonably withheld, conditioned or delayed) any and all items (other than items provided to ASOT in the Disclosure Materials and other than arrangements on market terms) set forth on Schedule 4.8.

     4.9 Contracts. The list of Contracts set forth on Schedule 4.9 (which Schedule shall be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), is true, correct and complete and the copies of the Contracts provided to ASOT are true, correct and complete copies of the actual Contracts which the Property Partnerships or the Subsidiaries have entered into or by which the Property, the Property Partnerships or the Subsidiaries are bound. To the Applicable Person’s Actual Knowledge, none of the Property Partnerships nor the Subsidiaries have entered into, and the Properties are not bound by any written or oral commitments, arrangements, obligations or contracts of any kind which would be binding upon the ASOT Acquiring Party or any Property after Closing, other than the Contracts (including without limitation, Contracts hereafter entered into in the ordinary course of business and as permitted by this Agreement), the Leases and matters shown in the Title Commitments.

     4.10 Unrecorded Agreements. To the Applicable Person’s Actual Knowledge, no Property Partnership or Subsidiary has entered into any presently effective unrecorded contract, option, right of first refusal or other similar agreement that grants to any Person the right to purchase all or any portion of any Property (other than this Agreement).

     4.11 Personal Property. To the Applicable Person’s Actual Knowledge, the Personal Property which will be conveyed to the ASOT Acquiring Party at each applicable Closing is owned by the applicable Property Partnership (or Subsidiary, as applicable) or R&B, as the case may be, free from any liens and encumbrances (except for any liens securing the debt on the Debt Schedule and/or any other Permitted Exceptions).

     4.12 Operating Statements. To the Applicable Person’s Actual Knowledge, the operating statements for the past three years provided by R&B to ASOT are true and correct copies of such statements furnished to the applicable Property Partnership by its property management company. No member of the R&B Group makes any representation or warranty regarding the accuracy of any such statements or any information contained therein.

     4.13 Other Encumbrances. None of the Membership Interests nor the R&B Membership Interests are subject to any option, right of first refusal, purchase agreement, put, call or other right to purchase, and none of the Title Owning Entities nor R&B Realty Group II is obligated to issue additional membership or ownership interests or to distribute additional membership or ownership interests to any other parties whatsoever.

     4.14 Other Assets. With respect to each Title Owning Entity, since the formation of the applicable Title Owing Entity, the only real property asset that the applicable Title Owning Entity has owned, directly or indirectly, is the Property owned thereby on the date hereof, and the only business the applicable Title Owning Entity has engaged in, directly or indirectly, is the ownership and operation of such Property as a multifamily residential apartment project (together with such commercial and retail activities located at such Property). At the applicable closing, R&B Realty Group II will own all of the assets set forth on Schedule 2.2 free and clear of any and all liens, and such assets will be the only assets that R&B Realty Group II has owned, directly or indirectly since its formation. None of the Title Owning Entities or R&B Realty Group II own, control or hold with the power to vote, directly or indirectly, any shares of capital stock or beneficial interest in any corporation, partnership, limited liability company, association, joint venture or other entity, except for another Title Owning Entity.

     4.15 Due Diligence Materials. R&B has made available to ASOT all of the Property Information, Disclosure Materials and all other materials and information about the Properties which are located upon the Properties or R&B’s executive office, and where interests in Title Owning Entities are being conveyed, about those entities, which are located upon the Properties or R&B’s executive office, excluding any information which is covered by the attorney-client or attorney work product privilege. To the Applicable Person’s Actual Knowledge, the copies of any Property Information and Disclosure Materials delivered to ASOT are true and correct copies of the originals, and no information or materials which are located upon the Properties or R&B’s executive office has been deliberately withheld with the effect of making the Disclosure Materials or the Property Information, or any other materials delivered or made available to ASOT, materially misleading. In the ordinary course of its business R&B and the Property Partnerships maintain copies of the materials of the type listed in Section 3.2(a) upon the Properties or R&B’s executive office.

     4.16 FIRPTA Representation. None of the Property Partnerships or their Subsidiaries is a foreign person, and each is a “United States Person” as such term is defined in Section 7701(a)(30) of the Code.

     4.17 The Property Partnership’s and R&B’s Authority. Subject to obtaining the requisite lender consent and Partner Approvals, each of the Property Partnerships and its Subsidiaries and R&B has the full right, power and authority to, or cause the applicable Title Owning Entity to, (a) transfer, contribute and convey the applicable Property (or a tenancy-in-common interest therein) or Membership Interest or R&B Property to the ASOT Acquiring Party as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement, and (b) enter into this Agreement and consummate the transactions contemplated herein. Subject to obtaining the requisite lender consent and Partner Approval, this Agreement is, and all instruments, documents and agreements to be executed by the Property Partnerships, the Subsidiaries and R&B in connection herewith shall be, duly authorized, executed and delivered by the Property Partnerships, the Subsidiaries and R&B, as applicable, and shall be valid, binding and enforceable obligations of the Property Partnerships, the Subsidiaries and R&B, as applicable, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’ rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance. Nothing in this Agreement shall purport to bind or create any obligation on the part of any partner or member of a Property Partnership whose consent to the transaction as contemplated hereby is required under the documents governing the Property Partnership but has not yet been obtained or is qualified by certain other agreements.

     4.18 Title Owning Entities Not Reporting Company. None of the Title Owning Entities nor R&B Realty Group II is required to file reports pursuant to Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

     4.19 Financial Statements. If Membership Interests are to be contributed pursuant to this Agreement, then the applicable Property Partnerships will at least thirty (30) days prior to the applicable Closing Date deliver to ASOT copies of the financial statements for the applicable Title Owning Entities that are existing on the Effective Date (collectively, the “Financial Statements”). Each of the Financial Statements has been or will be prepared on a modified cash basis with depreciable assets being recorded on an income tax basis, and to the Applicable Person’s Actual Knowledge, each presents fairly the financial position of the applicable Title Owning Entity, as of its date and the results of their operations, as the case may be. Since the date of the most recent Financial Statements, to the Applicable Person’s Actual Knowledge, there has been no circumstance, event, occurrence, change or effect that has had a materially adverse effect on the financial condition of the Title Owning Entity, other than, in each case, as a result of (i) changes in general economic conditions nationally, regionally or within the market in which the Property is located; and (ii) changes in the real estate industry generally and the multi-unit apartment leasing market specifically. Except as set forth in the Financial Statements and the Debt Schedule, to the Applicable Person’s Actual Knowledge, the Title Owning Entities have no material (for purposes of this sentence, “material” means $25,000 or more in the aggregate) liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses incurred in the ordinary course of business since the date of the Financial Statements.

     4.20 Records. True, correct and complete copies of the Certificates of Formation, Certificates of Partnership, the limited liability company agreements, partnership agreements, the articles of incorporation and bylaws, as applicable (or similar organizational instruments), as amended, for the Title Owning Entities will be delivered to ASOT within ten (10) days of the Effective Date, and for R&B Realty Group II will be delivered at least thirty (30) days prior to the Closing of the contribution of the R&B Property.

     4.21 Capitalization. The applicable Membership Interests in each Title Owning Entity and the R&B Membership Interests in R&B Realty Group II are the only authorized, issued or outstanding equity interests in each such Title Owning Entity or R&B Realty Group II, as the case may be. All of such Membership Interests and the R&B Membership Interests (i) are validly issued, fully paid and nonassessable, (ii) are, and when issued were, free of preemptive rights, and (iii) are directly or indirectly owned legally and beneficially by the applicable Property Partnership or R&B, as the case may be, free and clear of any and all liens (other than Assumed Debt, Subject to Debt or the Other Liabilities). The applicable Property Partnership or its Subsidiaries and R&B have not previously assigned, transferred or encumbered the applicable Membership Interests (other than as evidenced by the Assumed Debt, Subject to Debt or the Other Liabilities) or the R&B Membership Interests, as the case may be. None of the Membership Interests and the R&B Membership Interests are subject to any written agreements or understandings among any persons with respect to the voting or transfer thereof. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Property Partnerships or any of their respective Affiliates to cause any Title Owning Entity to issue, transfer or sell, or cause the issuance, transfer or sale of, any equity interests or other securities (whether or not such securities have voting rights) of any such Title Owning Entity (other than Assumed Debt, Subject to Debt or the Other Liabilities). There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating R&B or any of its Affiliates to cause R&B Realty Group II to issue, transfer or sell, or cause the issuance, transfer or sale of, any equity interests or other securities (whether or not such securities have voting rights) of R&B Realty Group II.

     4.22 Insurance. Schedule 4.22 contains an accurate and complete list of all current policies of property, general liability, environmental (if applicable), workmen’s compensation, title and other forms of insurance owned, held by or applicable to the Properties, the Property Partnerships, the Subsidiaries (or their assets or business) or R&B (or its assets or business) including applicable limits, terms and deductibles currently in effect. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the applicable Closing Date have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. In addition, R&B has furnished to ASOT a list of all first and third-party claims, incidents or allegations which have been made by the applicable Property Partnership or Subsidiary or R&B in the last five (5) years, or since the date of the applicable Subsidiary’s formation or asset acquisition if more recent, under any workmen’s compensation, general liability, environmental, property or other insurance policy applicable to any of the Property Partnership, R&B, the Subsidiary or any of its properties. Except as set forth on said list, to the Applicable Person’s Actual Knowledge, there are no written pending or threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event: (a) the identity/name of the claimant; (b) the date of the occurrence; (c) the status as of the report date, (d) the amounts paid, reserved or expected to be paid or recovered (e) the description of the allegations or loss and (f) the location. For any claims (incurred, paid or reserved) in excess of $50,000, a detailed description of the event including adjuster notes in R&B ‘s possession is also provided. Neither R&B nor the Property Partnerships have received written notice from any insurance company, broker or underwriter of any defect or historical experience that would materially adversely affect the insurability of any Property or the R&B Property or cause a material increase in insurance premiums.

     4.23 Employees and Benefit Plans. None of the Property Partnerships nor the Subsidiaries nor R&B Realty Group II has ever had any, nor currently has, any employees. None of the Subsidiaries nor R&B Realty Group II is a party to, nor maintains, any employee benefit plan or employee welfare plan (within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and none of the Subsidiaries has any obligation to contribute to any multi-employer plan (within the meaning of ERISA).

     4.24 Taxes.

     (a) To the extent required by law, each of the Title Owning Entities has filed or caused to be filed all federal, state and local tax returns, informational filings and reports which are due as of the Effective Date and all of which are true, correct and complete in all material respects, and has paid all Taxes (hereafter defined) as shown on all such returns, filings and reports to be paid by it, or otherwise are required by law to have been paid. The Title Owning Entities have not received any written notice, and there is no liability, deficiency or assessment with respect to any of the Title Owning Entities nor has any written threat of the foregoing from any federal, state or local taxing authority been made. To the Applicable Person’s Actual Knowledge, there are no governmental or other proceedings (formal or informal) or investigative proceeding pending or threatened with respect to any such federal, state or local income or other taxes, tax returns, informational tax filings or tax reports of any of the Title Owning Entities. There are not in effect any waivers or extensions with respect to taxes payable by any of the Title Owning Entities. As used in this Section 4.24, “Taxes” shall include all federal, state and local income, sales, franchise, employment, excise and other taxes, tariffs, or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto and all required payments pursuant to any jurisdiction’s requirements for withholding at the source. Taxes shall not include real property taxes and assessments. Since the formation of any Title Owning Entity, such Title Owning Entity has been, and continues to be, treated as a partnership or a disregarded entity for federal income tax purposes and not as a corporation or an association taxable as a corporation.

     (b) To the extent required by law, R&B Realty Group II has filed or caused to be filed all federal, state and local tax returns, informational filings and reports which are due as of the Effective Date and all of which are true, correct and complete in all material respects, and has paid all Taxes as shown on all such returns, filings and reports to be paid by it, or otherwise are required by law to have been paid. Neither R&B nor R&B Realty Group II has not received any written notice, and there is no liability, deficiency or assessment with respect to R&B Realty Group II nor has any written threat of the foregoing from any federal, state or local taxing authority been made. To the Applicable Person’s Actual Knowledge, there are no governmental or other proceedings (formal or informal) or investigative proceeding pending or threatened with respect to any such federal, state or local income or other taxes, tax returns, informational tax filings or tax reports of R&B Realty Group II. There are not in effect any waivers or extensions with respect to taxes payable by R&B Realty Group II.

     4.25 Litigation. Except as disclosed on Schedule 4.25 (which will be prepared by R&B and the applicable Property Partnership and delivered to ASOT within twenty (20) days following the Effective Date and attached to this Agreement), to the Applicable Person’s Actual Knowledge, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting any of the Property Partnerships, Subsidiaries or R&B, and to the Applicable Person’s Actual Knowledge, there are not any facts or circumstances which may give rise to any of the foregoing. To the Applicable Person’s Actual Knowledge, there are no claims, actions, suits, proceedings or investigations pending or threatened by or against R&B, any of the Property Partnerships or Subsidiaries with respect to this Agreement, or in connection with the transactions contemplated hereby, and to the Applicable Person’s Actual Knowledge, there is no reason to believe that there is a valid basis for any such claim, action, suit, proceeding or investigation.

     4.26 Claims Against Officers and Managers. There are no claims pending, or to the Applicable Person’s Actual Knowledge, threatened, against any manager, officer, employee or agent of R&B or the Property Partnerships or any Person which could give rise to any claim for indemnification against any of the Title Owning Entities or R&B Realty Group II.

     4.27 Intellectual Property. To the Applicable Person’s Actual Knowledge, the Property Partnerships and the Subsidiaries have no patents, registered trademarks or registered trade names which are used by the Title Owning Entities or the Property Partnerships with respect to the Properties or by R&B with respect to the R&B Property, other than the Excluded Names. There are no claims pending, or to the Applicable Person’s Actual Knowledge , threatened, against any of the Property Partnerships, the Subsidiaries or R&B with respect to any alleged infringement of any patent, trademark or trade name owned by another.

     4.28 Intentionally Omitted.

     4.29 Loans. The Debt Schedule is a true, accurate, and complete list of all of the secured debt and other loans made with respect to the Properties and Property Partnerships as of the date hereof. There are no charges or fees associated with the ASOT Acquiring Party assuming or taking subject to the, and subsequently paying in full, the Other Liabilities.

     4.30 Bankruptcy. None of the Property Partnerships, the Subsidiaries or R&B has made a general assignment for the benefit of creditors, filed any voluntary petition for bankruptcy or, to the Applicable Person’s Actual Knowledge, suffered a filing of an involuntary petition by its creditors, to the Applicable Person’s Actual Knowledge, suffered the appointment of a receiver to take possession of substantially all of its assets, or to the Applicable Person’s Actual Knowledge, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

     4.31 Brokers and Finders. There is no broker, finder, investment banker or intermediary of any kind with whom R&B, any Property Partnership or any Subsidiary has dealt with respect to the transactions contemplated hereby or who is or will be entitled to any brokerage, finder’s or other fee or commission claiming through such party in connection with the transaction contemplated hereby, except for broker fees paid or due (if any) by Oakland Executive Center and Bay Village Apartments with respect to the OEC Properties and those Property Partnerships which own the Properties identified on Schedule 2.1 as North Dallas and Detroit, under current listing agreements or purchase and sale agreements on those properties, and the fees to be paid to R&B Investment Company, each and all of which shall be the sole responsibility of the applicable Property Partnership (the “Identified Commissions”).

     4.32 Definition of Actual Knowledge. The term “Applicable Person’s Actual Knowledge” means, with respect to R&B and each Property Partnership, the actual present knowledge (as distinguished from implied, imputed or constructive) of Darby T. Keen and Kristen Zimmerman, (i) as of the Effective Date, with respect to the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22, 4.23, 4.24, 4.26, 4.27, 4.29, 4.30 and 4.31, after reading the representations and warranties set forth in this Article IV and without having made independent inquiry or investigation, and (ii) as of the twentieth (20th) day following the Effective Date, with respect to all of the representations and warranties set forth in Article IV, after discussing the representations and warranties with the applicable property manager and without any further inquiry or investigation other than such further inquiry or investigation as may be identified by the applicable property manager. ASOT acknowledges that Darby T. Keen and Kristen Zimmerman are named solely for the purpose of defining and narrowing the scope of the knowledge of R&B and each Property Partnership and not for the purpose of imposing any liability on or creating any duties running from such individuals (none of whom shall have any liability solely by virtue of being named hereunder) to ASOT. ASOT hereby covenants that it will not bring any action of any kind against such individuals related to or arising out of any representations or warranties set forth in this Agreement.

     4.33 Qualification of Representations and Warranties Based on ASOT’s Knowledge. Notwithstanding anything to the contrary above, if prior to the Closing for any applicable Property, ASOT has Actual Knowledge of information that R&B did not have Actual Knowledge prior to the Effective Date (from whatever source, including as a result of ASOT’s due diligence, or disclosure by any of the R&B Group or any third party, including tenants of the Property) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect (such information hereinafter referred to as the “Warranty Exception Matter”), and ASOT nevertheless consummates the transactions contemplated by this Agreement with respect to such Property, then the foregoing representations and warranties shall be qualified by the Warranty Exception Matter and the R&B Group shall in no way have any liability with respect to the Warranty Exception Matters. The term “Actual Knowledge” with respect to ASOT shall mean the actual, present knowledge (as opposed to implied, imputed or constructive knowledge) of Michael Berman as of the applicable Closing.

     4.34 R&B’s Right to Qualify Representations and Warranties. R&B and the Property Partnerships shall have the right to qualify the representations and warranties set forth in this Article IV in writing with any Warranty Exception Matter which R&B obtains Actual Knowledge after the Effective Date. Within five (5) Business Days after the date R&B or the applicable Property Partnership provides written notice to ASOT of a Warranty Exception Matter, ASOT must elect, by a writing received by R&B and the applicable Property Partnership within such five (5) Business Day period (and the Closing Date shall be adjourned, if necessary, for the period of time necessary for such 5-Business Day election period), to either (i) terminate this Agreement if such qualification constitutes a Due Diligence MAE (which shall be treated as a termination under Section 3.4 for purposes of Article XI), or (ii) proceed with the transaction contemplated by this Agreement, in which event the representations and warranties made by R&B and the Property Partnerships in this Article IV shall be qualified on the Closing by such Warranty Exception Matter and the R&B Group shall in no way have any liability with respect to such Warranty Exception Matter. In the event that R&B and the applicable Property Partnership does not receive such written notification from ASOT within such five (5) Business Day period indicating which election ASOT has decided to make, then ASOT will be deemed to have elected to proceed with the transaction contemplated by this Agreement, with the above representations and warranties modified or qualified to the extent provided herein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ASOT

     ASOT hereby represents and warrants to the R&B Group as follows:

     5.1 Authority; Enforceability. Each of ASOT and ASN is a real estate investment trust and is duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of ASOT and ASN is qualified to do business and in good standing in each jurisdiction where the nature of such entity’s conduct of its business requires such licensing or qualification. Each of ASOT and ASN has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents executed by each of them in connection herewith and to consummate all of the transactions contemplated hereby and thereby, subject to the specific approval of the number of Units, Series N Preferred Units and Common Shares to be issued and the filing of the necessary registration statements. This Agreement is, and all instruments, documents and agreements to be entered into by it in connection herewith, will be legal, valid, binding and enforceable obligations against ASOT and ASN enforceable in accordance with their respective terms subject to laws affecting the enforcement of creditors’ rights generally and equitable principles.

     5.2 Conflict With Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents executed and delivered in connection herewith does not, the performance by each of ASOT and ASN of its obligations hereunder and thereunder will not, and the consummation of all of the transactions contemplated hereby and thereby will not, to the Actual Knowledge of ASOT and ASN, conflict with any provision of any law or regulation to which ASOT or ASN is subject or conflict with or result in a material breach of or constitute a material default under its articles of organization, or trust agreement, or any of the terms, conditions or provisions of any enforceable agreement or instrument to which ASOT or ASN is a party or which is known to ASOT or ASN and by which ASOT or ASN, as the case may be, is bound, or any order or decree applicable and known to ASOT or ASN, or result in the creation or imposition of any lien on any of its assets or property which could materially and adversely affect the ability of ASOT or ASN to discharge its obligations under and complete the transactions contemplated by this Agreement.

     5.3 Liability Insurance. ASOT has named the Property Partnerships and the Title Owning Entities as additional insureds on ASOT’s liability insurance policy as required in Section 3.2.(d).

     5.4 Declarations of Trust. ASOT has delivered to the Property Partnerships a true, correct and complete copy of the Amended and Restated Declaration of Trust of the Operating Trust of ASOT, dated October 29, 2001, as amended and supplemented through the date hereof (the “ASOT Declaration of Trust”) and ASN has delivered to the Property Partnerships a true, correct and complete copy of the Amended and Restated Declaration of Trust of ASN, dated as of October 26, 2001, as amended and supplemented through the date hereof (the “ASN Declaration of Trust”.

     5.5 Non-Assessable Units and Common Shares. When issued, the Units and the Series N Units will be duly and validly issued Class B Common Units of Beneficial Interest, $0.01 par value per unit, Series N-1 Convertible Redeemable Preferred Units of Beneficial Interest, $0.01 par value per unit, Series N-2 Convertible Redeemable Preferred Units of Beneficial Interest, $0.01 par value per unit, and of ASOT, respectively, free and clear of any liens, pledges or encumbrances created by or through ASOT, except for those set forth in the ASOT Declaration of Trust and applicable Federal and state securities laws. The Units and the Series N Units will be non-assessable and not subject to any obligation or call for capital contributions. The Class A common units of beneficial interest, par value $0.01 per unit, of ASOT to be issued upon the conversion of the Series N Preferred Units in accordance with the Articles Supplementary attached hereto as Exhibit G, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable and shall be free of any liens or encumbrances except for those set forth in the ASOT Declaration of Trust and applicable Federal and state securities laws. The Common Shares which may be issued upon the redemption of the Units in accordance with the ASOT Declaration of Trust, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable and shall be free of any liens or encumbrances except for those set forth in the ASN Declaration of Trust and applicable Federal and state securities laws. The Units, the Series N Units and the Common Shares are not subject to any preemptive rights or rights of first refusal, except as otherwise so agreed to by the holders thereof.

     5.6 Bankruptcy. Neither ASOT nor ASN has made a general assignment for the benefit of creditors, filed any voluntary petition for bankruptcy or suffered a filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or compromise to its creditors generally.

     5.7 Brokers and Finders. There is no brokers, finder, investment banker or intermediary of any kind with whom ASOT or ASN has dealt or who is or will be entitled to any brokerage, finder’s or other fee or commission claiming through ASOT or ASN in connection with the transaction contemplated hereby.

     5.8 SEC Documents. Each of ASOT and ASN has filed all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission since December 31, 2003 through the Effective Date (the “SEC Documents”). All of the SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable thereto, as will any report, schedule, form, statement or other document required to be filed or otherwise filed by ASOT or ASN after the Effective Date and prior to each Closing. None of the SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document required to filed or otherwise filed by ASOT or ASN after the Effective Date and prior to each Closing contain, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.9 Tax Status. ASN has been organized in conformity with the requirements for qualification as a real estate investment trust for federal income tax purposes, and ASN’s method of operation has enabled it to satisfy the requirements for such qualification. ASOT is classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

     5.10 No Other Consents. To the Actual Knowledge of ASN and ASOT, no consent or approval, authorization, order, registration or qualification of any governmental entity or any other person is required for the execution and delivery of this Agreement and the Contribution Agreement and the other documents to be delivered in connection herewith and therewith and the consummation of the transactions contemplated hereby and thereby, except for (i) the applicable Partnership Approvals and lender consents, (ii) the filing with the SEC of such reports and filings under the Securities Act and under Sections 13(a) and 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing and acceptance for record with the State Department of Assessments and Taxation of Maryland of the Articles Supplementary with respect to the Series N Preferred Units, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under the “blue sky” laws of various states, to the extent applicable or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent ASOT or ASN from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, an ASOT MAE.

ARTICLE VI

COVENANTS

     6.1 Implementing Agreement; Assistance. Subject to the terms and conditions hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

     6.2 Conduct of Business.

     (a) R&B covenants and agrees with ASOT with respect to each Property until the applicable Closing of such Property (or earlier termination of this Agreement with respect to such Property) and each of the Property Partnerships on its own behalf and on behalf of each of the Subsidiaries, if any, covenants and agrees with ASOT as to each Property owned by it (directly or indirectly) as follows until the applicable Closing for such Property (or earlier termination of this Agreement with respect to such Property) unless in each case ASOT shall otherwise consent in writing prior to the taking of any action prohibited by the terms of this Section 6.2(a) (which consent may be withheld in ASOT’s sole and absolute discretion unless otherwise specified below):

          (i) each of the Property Partnerships and Subsidiaries and R&B shall, and shall cause the applicable Title Owning Entities to, (and the Property Partnerships and R&B shall instruct the property manager to) operate and maintain its respective Property or Properties and the R&B Property, as the case may be, from and after the date hereof until the applicable Closing in the ordinary course in substantially the same manner and fashion as prior to this Agreement (other than as may be required to comply with the requirements of applicable governmental restrictions or any Lease, or to respond to any emergency threatening safety of persons or damage to property), shall maintain the Improvements of the Property in their present condition and repair, and shall not remove any fixtures, equipment, furnishings and other personalty from the Improvements without replacing them with comparable items of equal value; provided, each of the Property Partnerships and Subsidiaries and R&B shall not have any responsibility or liability under this sentence for ordinary wear and tear, or for damage or destruction resulting from fire, casualty or acts of God (which matters shall be governed by Section 6.6);

          (ii) notwithstanding anything to the contrary in this Agreement, from and after the expiration of the Due Diligence Period, none of the Property Partnerships, or R&B shall, and the Property Partnerships and R&B shall cause the Subsidiaries not to, (and the Property Partnerships and R&B will instruct the property manager not to) without the prior written consent of ASOT, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any contract which affects any Property or goods or services provided to any Property or its tenants or which will be binding on any Title Owning Entity the ownership interests in which are being conveyed to the ASOT Acquiring Party pursuant to this Agreement, in each case having a term that extends beyond the applicable Closing Date (an “Operating Contract”); provided, that no such approval shall be required with respect to any Operating Contracts that are terminable on not more than thirty (30) days’ notice to the respective vendor or contractor without penalty to the ASOT Acquiring Party or the Title Owning Entity and are consistent with the Property Partnership’s and R&B’s past practices; ASOT will be deemed to have approved matters submitted to ASOT under this Section 6.2 for approval if, within three (3) Business Days of notice and request for approval, ASOT has not objected via telephone, with written notice given concurrently, to the proposed action;

          (iii) none of Property Partnerships, the Subsidiaries or R&B will take, approve or consent to any action that would change the zoning, use, Permits of or for any Property or the R&B Property, respectively, from and after the date hereof until applicable Closing;

          (iv) each of the Property Partnerships and Subsidiaries and R&B will maintain in force all current policies of insurance with respect to the Property and the R&B Property, respectively, until the Closing;

          (v) The Property Partnerships and Subsidiaries shall not enter into, amend or modify any Lease with respect to commercial space at any Property without ASOT’s consent, which consent shall not be unreasonably withheld, conditioned or delayed;

          (vi) The Property Partnerships and Subsidiaries shall not amend or terminate any Lease for residential space at any Property unless in the ordinary course of business. All Leases for residential space at any Property entered into during this Agreement shall be on R&B’s standard lease form which has been delivered to ASOT, shall be to tenants meeting the tenant qualification standards historically applied by such Property Partnership or its Subsidiaries at such Property, and shall be consistent as to term, rental rate concessions and all other material terms and conditions with the applicable Property Partnership’s current practices for such Property. No leasing commissions shall be incurred except consistent with past practices at the Property. During the pendency of this Agreement, R&B shall provide ASOT with weekly leasing activity and occupancy reports showing all leasing activity during the previous week; and

          (vii) except for those representations and warranties that are stated to be as of the date hereof or some other specific date, R&B will notify ASOT upon discovery prior to any applicable Closing that any of the representations and warranties in Article IV have become inaccurate in any material respect.

     (b) Each Property Partnership covenants and agrees that, except as expressly permitted or contemplated by this Agreement, until the applicable Closing or until the parties have affirmatively agreed that the applicable Title Owning Entity shall not be contributed to an ASOT Acquiring Party, unless ASOT shall otherwise consent in writing prior to the taking of any action prohibited by the terms of this Section 6.2(b) (which consent may be withheld in ASOT’s sole and absolute discretion), each Property Partnership and its Subsidiaries shall cause each of the Title Owning Entities to conduct its operations and business in the ordinary and usual course of business and consistent with past practice (other than as may be required to comply with the requirements of applicable governmental restrictions or any Lease, or to respond to any emergency threatening safety of persons or damage to property, or to implement any distributions, transfers or restructuring contemplated hereby).

     (c) With respect to the Leased Properties, ASOT hereby directs the applicable Property Partnership or the Title Owning Entity to assign the Contracts and the Operating Contracts for its Leased Property to R&B at the Closing; provided, that, for purposes of the Closing pro rations, the Contracts and the Operating Contracts shall be treated as having first been assigned to ASOT and, thereafter, assigned to R&B pursuant to the applicable Master Lease, provided further, that any amount charged to ASOT with respect to any such Contract or Operating Contract as part of such pro rations shall be subsequently charged to R&B in an equal amount with respect to the assignment of such Contract or Operating Contract. With respect to all Properties other than the Leased Properties, if ASOT, R&B and the applicable Property Partnership reasonably determine that any of the Contracts and Operating Contracts are materially worse than similar contracts then available in the market, R&B and the applicable Property Partnerships shall terminate by written notice to the other parties thereto, effective as of Closing, (i) any and all such property management agreements affecting the Properties other than those conveyed to ASOT under this Agreement as part of the R&B Property, and (ii) any and all of such Contracts and Operating Contracts, if ASOT so directs pursuant to a written notice provided to R&B and the applicable Property Partnership by ASOT prior to the expiration of the Due Diligence Period; provided that if any such Contracts and Operating Contracts are only terminable upon the payment of a fee or penalty, R&B or the applicable Property Partnership shall pay such fee and terminate such Contract and/or such Operating Contract. Any Contract or Operating Contract that the parties reasonably agree is not materially worse than similar contracts then available in the market, shall be assigned to the ASOT Acquiring Party and the ASOT Acquiring Party shall be responsible to pay for any termination fees, costs and penalties which may subsequently be incurred (with any such fees, costs and penalties not available for indemnification by R&B and the Property Partnerships hereunder). R&B and the applicable Property Partnership shall deliver to ASOT copies of all notices of termination given by members of the R&B and the applicable Property Partnership hereunder. The R&B and the applicable Property Partnerships shall be responsible for all fees, costs and penalties associated with the termination or assignment of the Contracts and Operating Contracts, and for obtaining any third party consents required in connection therewith.

     (d) Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the applicable Closing or until the parties have affirmatively agreed that the applicable Title Owning Entity shall not be contributed to an ASOT Acquiring Party, without the prior written consent of ASOT (which consent may be withheld in ASOT’s sole and absolute discretion), the applicable Property Partnership and it Subsidiaries shall not cause or permit any of its Title Owning Entities to:

          (i) amend or modify its limited liability company agreement or partnership agreement (except for any amendments contemplated hereby);

          (ii) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any membership interests or partnership interests, or any debt or any securities convertible into or exchangeable for membership or partnership interests in such entities;

          (iii) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any membership interests or partnership interests in such entities (including any options with respect to their respective membership interests and partnership interests and any security convertible or exchangeable into their respective membership interests or partnership interests);

          (iv) incur, or become contingently liable with respect to, any new or additional indebtedness (other than loans from R&B which shall be repaid at or prior to Closing) or guarantee any indebtedness or issue any debt securities which are not set forth on the Debt Schedule;

          (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business entity;

          (vi) mortgage or otherwise encumber or subject to any new or additional lien any of its properties or assets;

          (vii) acquiesce in or admit liability with respect to any claim against it, or, except in the ordinary course of business, waive, surrender or compromise any claim it possesses;

          (viii) commence or allow to be commenced on their behalf any action, suit or proceeding affecting them or with respect to all or any portion of any Property, except in the ordinary course of business; or

          (ix) authorize any of, or commit or agree to take any of, the foregoing actions.

     (e) Nothing in this Agreement shall limit or restrict the ability of R&B and each Property Partnership (in its sole and absolute discretion) to freely (i) amend or modify its limited liability company agreement or partnership agreement to, among other things, admit new partners or members, and (ii) restructure its direct and/or indirect ownership, all without the consent of ASOT.

     6.3 Consents and Approvals.

     (a) Assumed Debt. ASOT shall use good faith, commercially reasonable efforts during the Due Diligence Period (and thereafter) to reach an agreement with each of the applicable lenders with respect to the approval of the assumption of the Assumed Debt by ASOT on terms reasonably acceptable to ASOT (provided that (i) the current principal business terms of the Assumed Debt (loan amount, interest rate, payment terms, maturity, lockout and prepayment restircitons and premiums) are reasonably acceptable to ASOT and (ii) ASOT agrees not to disapprove any terms or conditions unless such terms or conditions are not “market” terms or conditions), and to obtain a SNDA reasonably acceptable to ASOT and R&B with respect to any such Assumed Debt Property that is also a Leased Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day). ASOT shall also use good faith, commercially reasonable efforts to secure the agreement of the lenders to provide in the applicable assumption agreements that the applicable Property Partnership (and any principal thereof having guarantied the Assumed Debt) shall be released from all liability for matters accruing or arising after such assumption (provided, however, if ASOT is unable to obtain such a release, it will indemnify, defend and hold wholly harmless the Property Partnership and such principal having guarantied the Assumed Debt against matters first accruing or arising after the applicable Closing Date (including, without limitation, attorneys’ and expert witness fees and costs) and ASOT’s failure to obtain such a release shall not constitute a condition precedent to ASOT’s or the Property Partnership’s obligation to close the acquisition of the affected Property), and that ASOT shall have no liability for any matters arising prior to the date of the assumption other than liability with respect to environmental and Hazardous Material liabilities under customary loan document provisions. ASOT and each of the applicable Property Partnerships shall cooperate in all respects with such efforts. Notwithstanding the foregoing, the parties acknowledge that they will not take such actions with the lenders for the Newport Property or the Philadelphia Property, until such time as Newport Beach or Mid-Wilshire exercises its rights under the Newport Put Agreement and the Philadelphia Put Agreement, respectively.

     (b) Subject To Debt. Each of ASOT and R&B and the applicable Property Partnership shall cooperate and use good faith, commercially reasonable efforts to obtain, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), (i) the consent of the lenders of the Subject To Debt to the contribution of the applicable Subject to Debt Property to ASOT on terms reasonably acceptable to ASOT and the applicable Property Partnership (if required); and (ii) the acknowledgment of such lender that the applicable Subject To Debt may be paid, in full, by ASOT immediately following the applicable Closing (or within thirty (30) days thereafter) were ASOT determined to make such a payment for an amount not in excess of the amount set forth in the applicable Loan Amount Statement (unless the applicable Subject to Debt is paid after the date to which the applicable Loan Amount Statement applies). ASOT shall also use good faith, commercially reasonable efforts to secure the agreement of the lenders to release the Property Partnership (and any principal having guarantied the Subject to Debt) from all liability for matters accruing after the contribution if ASOT determines not to repay the Subject To Debt immediately after the applicable Closing (provided, however, if ASOT is unable to obtain such a release, it will indemnify, defend and hold wholly harmless the Property Partnership (and its principal having guarantied the Subject to Debt) against matters first arising or accruing after the applicable Closing Date and matters accruing prior to the Closing Date with respect to environmental and hazardous materials liabilities (including, without limitation, attorneys’ and expert witness fees and costs) and ASOT’s failure to obtain such a release shall not constitute a condition precedent to ASOT’s or the Property Partnership’s obligation to close the acquisition of the affected Property). ASOT and each of the applicable Property Partnerships shall reasonably cooperate in all reasonable respects to obtain the requisite consents and acknowledgments. Notwithstanding the foregoing, the parties acknowledge that they will not take such actions with the lenders for the Newport Property or the Philadelphia Property, until such time as Newport Beach or Mid-Wilshire exercises its rights under the Newport Put Agreement and the Philadelphia Put Agreement, respectively.

     (c) Partnership Approvals. R&B and the R&B affiliated general partner(s) or managing member(s), as applicable, of each Property Partnership shall in good faith use all reasonable efforts, consistent with its obligations to the other partners or members, to obtain the applicable Partnership Approval, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), and ASOT shall reasonably cooperate in all reasonable respects with such efforts. Whenever a Property Partnership shall have received all requisite approvals to contribute its Property to ASOT, R&B shall promptly provide notice to ASOT thereof, and R&B shall keep ASOT informed on a weekly basis of the status of the approvals for each of the Property Partnerships.

     (d) County Approval for MDR. R&B and the general partner(s) or managing member(s), as applicable, of the Property Partnership that owns the Property identified on Schedule 2.1 as the Marina del Rey Property shall use all reasonable efforts to obtain (i) all necessary consents and approvals from the County of Los Angeles to (A) contribute the Property to the ASOT Acquiring Party (either by assignment of the lessee’s interest under the ground lease or by assignment of the Membership Interests in the Title Owning Entity that is the ground lessee) and (B) permit R&B to lease the Property pursuant to the applicable Master Lease, without payment by ASOT or R&B of a “Net Proceeds Share” (as defined in the ground lease) with respect to such Master Lease and (ii) a SNDA reasonably acceptable to ASOT and R&B with respect to the Master Lease, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day). ASOT shall reasonably cooperate with such Property Partnership in all reasonable respects with such efforts, provided that neither ASOT nor the ASOT Acquiring Party shall pay any consideration to the County of Los Angeles in connection with the contribution of such Property (in either of the manners described above) or incur any liability for any period prior to ASOT’s assumption of the ground lease. Notwithstanding the foregoing, the applicable Property Partnership shall not be obligated to pay any consideration, incur any liability or grant any concession to the County of Los Angeles not specifically required under the terms of the ground lease in order to obtain such consent.

     6.4 Information and Audit Cooperation. At ASOT’s request, at any time before or after the applicable Closing, R&B and the applicable Property Partnership shall provide to ASOT’s designated independent auditor access to the books and records of each of the

Properties, and all related information regarding the period for which ASOT is required to have the Properties audited under the regulations of the Securities and Exchange Commission, and the respective Property Partnerships shall provide to such auditor representation letters regarding the books and records of the Properties owned by them, in substantially the form of Exhibit I attached hereto, in connection with the normal course of auditing the each of the Properties in accordance with generally accepted accounting principles. Chris Brenk shall be available during normal business hours and respond to all inquiries reasonably requested in connection with the normal course of auditing each of the Properties. ASOT agrees to indemnify, defend and hold harmless the R&B Group from any claim, damage, loss, or liability (including, without limitation, attorneys’ and expert witness fees and costs) to which any of the R&B Group is at any time subjected by any Person who is not a party to this Agreement or the Contribution Agreements as a result of R&B’s and the Property Partnership’s compliance with this Section 6.4.

     6.5 Other Transactions. From and after the Effective Date, until the earlier to occur, with respect to a given Property, of (i) termination of this Agreement as to such Property, or (ii) Closing as to such Property, neither R&B, the Property Partnerships nor their Subsidiaries nor the general partners or managing members that are Affiliates of Howard F. Ruby or Edward R. Broida, nor any of their respective Affiliates, officers, directors, or employees shall, directly or indirectly, solicit, facilitate, encourage or participate in discussions or negotiations with, or provide any information to, any Person or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving such Property or involving the business, assets or personnel of the Property Partnership and/or Title Owning Entity owning such Property; provided that nothing contained in this paragraph shall apply to Oakland Executive Center, Bay Village Apartments and their direct and indirect partners.

     6.6 Damage or Condemnation Prior to Closing.

     (a) Condemnation. A taking by eminent domain of a portion of any Property shall be deemed to affect a “material part” of such Property if (i) the taking would result in the inability to occupy five percent (5%) of the rentable space in the Improvements; (ii) the taking would materially interfere with access to such Property; or (iii) the taking would reduce the number of parking spaces by more than 5% or below applicable zoning. In the event of a taking of a “material part” of any Property prior to the applicable Closing, ASOT shall have the right to terminate this Agreement with respect to such Property by giving written notice to R&B and the applicable Property Partnership within ten (10) Business Days after R&B and the applicable Property Partnership gives ASOT notice of such taking. In the event of a taking by eminent domain of less than a “material part” of any Property, or in the event ASOT elects to proceed with acquisition thereof notwithstanding such taking of a “material part”, this Agreement shall remain in full force and effect, and ASOT and the applicable Property Partnership shall proceed to the applicable Closing without reduction or abatement of the Contribution Value, except that such Property Partnership shall assign to the ASOT Acquiring Party all of such Property Partnership’s or its Subsidiaries’ rights against the condemning authority at the applicable Closing and pay any amounts therefor received by such Property Partnership or its Subsidiaries. Such Property Partnership or its Subsidiaries shall execute such documents or instruments as may reasonably be required to effect such an assignment. Any such assignment shall be without representation or warranty by, or recourse to, such Property Partnership. None of the Property Partnerships or its Subsidiaries may settle any eminent domain proceedings prior to the applicable Closing without ASOT’s consent (which shall not be unreasonably withheld, delayed or conditioned).

     (b) Casualty Loss Over One Percent of Contribution Value. A casualty shall be deemed to be “material” if the estimated cost of repair of such casualty exceeds one percent (1%) of the Contribution Value of any Property. In the event of any casualty to any Property prior to the applicable Closing having an estimated cost of repair which equals or exceeds one percent (1%) of the Contribution Value of such Property, ASOT shall have the right to terminate this Agreement with respect to such Property by giving written notice to R&B and the applicable Property Partnership within five (5) Business Days after R&B and the applicable Property Partnership gives ASOT notice of such casualty and the estimated cost of repair thereof. If ASOT does not elect to terminate this Agreement with respect to such Property, then this Agreement shall remain in full force and effect with respect thereto and there shall be no reduction or abatement in the Contribution Value, except that the applicable Property Partnership or its Subsidiaries shall, at the applicable Closing, assign to the ASOT Acquiring Party all insurance proceeds payable with respect to such casualty under the policies of insurance maintained by such Property Partnership or its Subsidiaries (except rental abatement proceeds which shall be prorated as of the Closing) and the applicable Contribution Value shall be reduced by the lesser of (i) the amount of any applicable deductible under such policies (or if such casualty was not insured, an amount equal to one percent (1%) of the Contribution Value); or (ii) an amount equal to the estimated cost of repair of such casualty which is not covered by insurance proceeds assigned to ASOT. Any such assignment shall be without representation or warranty by, or recourse to, such Property Partnerships or its Subsidiaries.

     (c) Casualty Loss Under One Percent of Contribution Value. In the event of a casualty to any Property prior to the applicable Closing having a estimated cost of repair which is less than one percent (1%) of the Contribution Value of such Property, this Agreement shall remain in full force and effect with respect to such Property and there shall be no reduction or abatement in the Contribution Value, except that the applicable Property Partnership or its Subsidiaries shall, at the applicable Closing, assign to the ASOT Acquiring Party all insurance proceeds payable with respect to such casualty under the policies of insurance maintained by such Property Partnerships or their Subsidiaries (except rental abatement proceeds which shall be prorated as of the Closing) and the applicable Contribution Value shall be reduced by the lesser of (i) the amount of any applicable deductible under such policies ; or (ii) an amount equal to the estimated cost of repair of such casualty which is not covered by insurance proceeds assigned to the ASOT Acquiring Party. In such event, such Property Partnership agrees to, and shall cause its Subsidiaries to, cooperate with the ASOT Acquiring Party in pursuing or settling the insurance claim (provided that such Property Partnerships shall have no obligation to incur any out-of-pocket costs or expenses in connection therewith). Any such assignment shall be without representation or warranty by, or recourse to, such Property Partnerships or its Subsidiaries.

     (d) Cost of Repair. For purposes of this Section 6.6(d), the phrase “estimated cost of repair” shall mean an estimate obtained from a reputable independent contractor selected by R&B and approved by ASOT, which approval ASOT agrees not to unreasonably withhold, delay or condition. In the event of a casualty to any Property prior to the applicable Closing, the applicable Closing Date shall automatically be extended by a period equal to five (5) Business Days plus the period of time reasonably required for the applicable Property Partnerships to obtain an estimate of the cost of repair of such casualty (which period of time shall not exceed thirty (30) days).

     (e) Insurance. Until the applicable Closing, each of the Property Partnerships and R&B, at its expense, shall maintain the existing standard fire and extended coverage insurance policies or maintain comparable casualty insurance coverage; provided, however, that the Property Partnerships or R&B shall have no obligation to modify or supplement any existing insurance policies.

     6.7 Gateway Place. ASOT and the applicable Property Partnership shall execute a master lease with R&B for the property located in Crystal City, Virginia, owned by ASOT and commonly known as “Gateway Place,” effective no later than thirty (30) days following the execution of this Agreement, pursuant to which the first year rental rate shall be Three Million One Hundred Sixty-Four Thousand Three Hundred Ninety Dollars ($3,164,390).

     6.8 Declarations of Trust. Except as otherwise expressly permitted by this Agreement, prior to the earlier of the termination of this Agreement in its entirety or the last Closing hereunder, without the prior written consent of R&B and the Property Partnerships (which consent may be withheld in R&B’s and the Property Partnerships’ sole and absolute discretion), ASOT and ASN shall not amend or modify the ASOT Declaration of Trust or the ASN Declaration of Trust, respectively, except for (i) amendments or modifications approved by the unitholders or shareholders of ASOT or ASN, respectively, in accordance with the ASOT Declaration of Trust or the ASN Declaration of Trust, respectively, and in accordance with Maryland law, (ii) the filing of Articles Supplementary to the ASOT Declaration of Trust or the ASN Declaration of Trust providing for the issuance and classification of additional classes or series of units of beneficial interest or shares of beneficial, respectively, including, but not limited to, the filing of Articles Supplementary with respect to the Series N Preferred Units or (iii) an other amendment or modification that does not affect the R&B Group in a material and adverse manner.

     6.9 REIT Qualification. ASN shall operate and take any other actions necessary to maintain its qualification as a real estate investment trust for federal income tax purposes during the Lockout Period (as defined in the Tax Agreements).

     6.10 No Change in Partnership Status. Neither ASOT nor ASN shall take any action (or permit any action to be taken) or make any election (or permit any election to be made) that would cause ASOT to be treated as something other than a partnership for Federal income tax purposes during the Lockout Period (as defined in the Tax Agreements).

     6.11 Tax Returns. The Property Partnerships shall be responsible for (i) preparing and timely filing all federal, state and local tax and informational returns and reports required to be filed by (or with respect to) any of the Title Owning Entities, or by any entity that makes a combined filing that includes their tax and information returns, and (ii) paying all Taxes for any of the Title Owning Entities for all periods prior to the applicable Closing Date, including the partial tax year ending with the day prior to the applicable Closing Date.

     6.12 OCH Units. With respect to those Properties which are not Leased Properties, the applicable Rent Roll may have Leases under which the tenant of record is “OCH” or “Oakwood Corporate Housing” (the “OCH Leases”). The OCH Leases have varying lease expiration dates. As of the Closing of each non-Leased Property, the applicable Property Partnership will assign, and ASOT will assume after the applicable Closing, such OCH Leases in place along with that certain letter agreement between OCH and the Property Partnership (“OCH Letter Agreement”). The OCH Letter Agreement shall specify the maximum number of OCH Leases which are terminable by OCH in any calendar month, regardless of the expiration date on such OCH Lease. The maximum number of OCH Leases which are terminable in any given month shall be the greater of (i) eight percent (8%) of the OCH Leases in place as of the applicable Closing, or (ii) five (5) OCH Leases. The OCH Lease rental rate, as shown on the applicable Property’s Rent Roll as of the applicable Closing, shall remain in effect through December 31, 2005. Prior to January 1, 2006, OCH and ASOT shall mutually agree to a new rental rate for the OCH Leases commencing January 1, 2006.

     6.13 Forms of Agreements. The parties acknowledge that the forms of the agreements attached hereto as Exhibits and to be delivered at the applicable Closings have been previously negotiated for efficiency in completing the transactions contemplated by this Agreement and shall be executed in substantially the forms attached hereto with such necessary amendments and completions to effectuate the consummation of the contribution of the Properties hereunder. Notwithstanding the foregoing, the parties agree that they will reasonably cooperate and use good faith, reasonable efforts to complete the agreements that will be delivered at the applicable Closings and otherwise amend the forms of the agreements to reflect the facts and circumstances of the applicable Closing (and such modifications (as determined in the reasonable discretion of the adversely affected party) as may be required to obtain the applicable lender consents).

ARTICLE VII

ADDITIONAL COVENANTS

     7.1 Preparation of the Information Statement and Partnership Consent Solicitations. Information Statement and Consent Solicitation. As soon as reasonably practicable following the date of this Agreement, R&B and each general partner Affiliated with Howard Ruby and Edward Broida of each Property Partnership and ASOT shall cause to be prepared information statements (the “Information Statements”) for each of the Property Partnerships and the members or partners thereof for the purpose of, among other things, (i) obtaining the applicable Partnership Approval and (ii) offering Units to the Property Partnerships and/or certain of their designated Accredited Investor direct and indirect partners and members. R&B and the Property Partnerships and ASOT shall reasonably cooperate with one another in the preparation of the Information Statement. The Information Statement shall comply in all material respects with all applicable requirements of law and each of R&B, the applicable Property Partnership and ASOT agrees that the information provided by it for inclusion or incorporation by reference in the

Information Statement and each amendment thereto, at the time of mailing thereof and at the time of any vote or consent of the members or partners of the applicable Property Partnership, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. R&B and the general partners or managing members of the Property Partnerships Affiliated with Howard Ruby and Edward Broida shall use all reasonable efforts consistent with their obligations to the other partners or members to obtain the Partnership Approvals required to implement the transactions contemplated hereby, and ASOT shall reasonably cooperate in all reasonable respects with such efforts. R&B and each Property Partnership hereby agrees that any information furnished to ASOT by, or on behalf of, such Property Partnership or R&B, to be presented in the Information Statement, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. ASOT and ASN hereby agree that any such information furnished to the R&B Group by, or on behalf of, ASOT or ASN, to be presented in the Information Statement, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.2 Voting Agreement. Each of Howard Ruby and Edward R. Broida, solely in his capacity as an owner of memberships or partnership interests in the Property Partnerships, hereby agrees that he shall vote or consent, or cause to be voted or consented, his voting membership interests or partnership interests in each Property Partnership in which he beneficially owns or controls a voting membership interest or partnership interest in favor of the transactions contemplated by this Agreement and any Contribution Agreement and against any transaction of a competing nature with the transactions contemplated by this Agreement and any Contribution Agreement; provided, however, this Section 7.2 shall not restrict Messrs. Ruby and Broida from exercising any fiduciary duties they may have in any other capacity.

     7.3 Public Announcements. Neither ASOT or ASN, on the one hand, and the Property Partnerships, R&B or Subsidiaries, on the other hand, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated hereby without the consent of the other party, except where such release or announcement is required by law or by any regulatory authority; provided that prior to ASOT’s or ASN’s making any such required announcement, ASOT and ASN shall utilize their best efforts to give R&B notice thereof, and, prior to the Property Partnership, the Subsidiaries or R&B making any such required announcement, R&B and the Property Partnerships shall use their best efforts to give ASOT, prior notice thereof and to consult with the other regarding the contents thereof.

     7.4 OEC Properties. On the Effective Date, Oakland Executive Center, a California general partnership (“OEC”), and Bay Village Apartments, a California limited partnership, are in the process of refinancing and restructuring the OEC Properties (the “OEC Refinancing”). The OEC Refinancing is scheduled to occur during the term of this Agreement but it may not occur. In the event that the OEC Refinancing is not completed by March 31, 2005, at OEC’s election, ASOT and OEC will cooperate in good faith thereafter to reach a mutually acceptable agreement concerning the acquisition of the OEC Properties by the ASOT Acquiring Party at a

gross consideration value of $175,000,000 by assuming (or taking subject to) the indebtedness currently encumbering the OEC Properties and other currently existing property-related liabilities, and by paying cash and issuing Units for the balance of the consideration value, subject to substantially the same terms, conditions, representations and warranties contained in this Agreement.

     7.5 Employees of R&B.

     (a) As of the effective date of this Agreement, ASOT shall provide to R&B a list of those R&B employees who perform services primarily for the Property Partnerships and to whom ASOT agrees to make offers of employment (the “Offered Employees”). Any Offered Employee who accepts ASOT’s offer of employment, who satisfies all of ASOTs terms and conditions of employment (including any pre-employment testing) and who becomes an employee of ASOT as of the applicable Closing shall being referred to herein as a “Hired Employee”. Nothing in this Agreement shall require ASOT to make offers of employment to any Business Employee other than the Offered Employees or to make offers upon any specified terms and conditions. R&B agrees to terminate the employment of any Hired Employee as of the applicable Closing Date.

     (b) ASOT shall assume R&B’s obligation to pay any Hired Employee the accrued vacation and/or accrued bonus to which such Hired Employee was entitled as of the applicable Closing in accordance with the terms of R&B’s vacation policy and/or bonus policy, as applicable, as in effect on the date hereof. In the event that ASOT has assumed R&B’s obligations pursuant to this Section 7.5(b) with respect to accrued vacation and accrued bonuses for Hired Employees, R&B shall transfer to ASOT at the applicable Closing cash equal to the aggregate accrued obligations assumed by ASOT pursuant to this Section 7.5(b).

     (c) From and after the applicable Closing Date, Hired Employees shall be eligible to participate in a cafeteria plan maintained by ASOT and its Affiliates (the “ASOT Cafeteria Plan”), subject to the terms and conditions thereof. As of the applicable Closing, ASOT shall cause the ASOT Cafeteria Plan to assume the liabilities and obligations of the cafeteria plan maintained by R&B (the “R&B Cafeteria Plan”) with respect to claims for reimbursement by or on behalf of the Hired Employees solely to the extent that such claims relate to the calendar year in which the applicable Closing Date occurs and have not been paid by the R&B Cafeteria Plan as of the day before the applicable Closing Date. At the applicable Closing, R&B shall transfer to ASOT, in cash, an amount equal to the difference between (i) the total amount contributed to the R&B Cafeteria Plan by Hired Employees (through payroll deductions or otherwise) for the period beginning on January 1 of the year which the applicable Closing Date occurs and ending on the applicable Closing Date (the “Coverage Period”) and (ii) the total payments from the R&B Cafeteria Plan for the Coverage Period (determined as of the applicable Closing Date) to or with respect to Hired Employees, but in no event less than zero. Effective as of the applicable Closing Date, ASOT shall cause each Hired Employee’s account balance under the ASOT Cafeteria Plan to be equal to such Hired Employee’s account balance under the R&B Cafeteria Plan immediately prior to the applicable Closing. R&B shall furnish to ASOT such information as ASOT may reasonable request to enable ASOT to comply with its obligations under this Section 7.5(c).

     (d) Effective as of the applicable Closing Date, ASOT shall cause each Hired Employee to be given credit under the employee benefit plans, programs, policies and arrangements maintained by ASOT in which such Hired Employees are eligible to participate as of the applicable Closing Date (the “ASOT Plans”) for service with R&B to the extent such service was taken into account under a corresponding plan, program, policy or arrangement of R&B immediately prior to the applicable Closing Date; provided, however, that such service shall not be credited to any Hired Employee under the ASOT Plans (i) for purposes of benefit accrual, other than for purposes of ASOT’s vacation policy, and (ii) to the extent such crediting of service would result in the duplication of benefits.

     (e) Notwithstanding the foregoing provisions of this Section 7.5, neither ASOT nor any of its Affiliates shall assume, nor be deemed to assume, (i) any employee benefit plans, programs, policies or arrangements of R&B or any of its Affiliates nor any obligations under or with respect thereto except as specifically provided in this Section 7.5, or (ii) any obligations to or with respect to employees of R&B or any of its Affiliates, in any case whether incurred prior to, on or after the applicable Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF ASOT

     8.1 Performance Under Master Agreement – ASOT Generally. All of the following requirements shall have been satisfied or waived by ASOT, and the following requirements shall be a condition precedent to ASOT’s obligation to close any of the transactions in accordance with Article X hereof, by the date set forth below with respect to each requirement:

     (a) Threshold Partnership Approval. On or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), each of the Property Partnerships owning an ASOT Key Property shall have obtained the applicable Partnership Approval, to transfer such ASOT Key Property to ASOT (collectively, the “Threshold Partnership Approvals”). ASOT’s determination not to terminate this Agreement due to the failure of the applicable Property Partnerships to obtain the Partnership Approvals as to one or more ASOT Key Properties, and to accept the contributions with respect to one or more of the other Properties, shall not by itself affect or limit ASOT’s right to terminate the Agreement in conjunction with the failure of the applicable Property Partnerships to obtain the Partnership Approvals with respect to another ASOT Key Propert(ies).

     (b) No R&B MAE. No R&B MAE with respect to the combined operations of the Properties shall have occurred on or prior to the applicable Closing Date.

     (c) Termination During Due Diligence Period. ASOT shall not have terminated this Agreement in accordance with the provisions of Section 3.4 and Section 11.1(b) as a result of having terminated this Agreement as to any ASOT Key Property.

     (d) Lender Approval. There shall not have been a failure of the applicable conditions set forth in Sections 8.2(a) or (b) (lender approval or consent) with respect to any ASOT Key Property. ASOT’s determination not to terminate this Agreement due to the failure to obtain an applicable lender’s consent or approval as to one or more ASOT Key Properties shall not by itself affect or limit ASOT’s right to terminate this Agreement in conjunction with the failure to obtain a lender’s consent or approval as to any other ASOT Key Propert(ies).

     (e) No Breach or Default as to an ASOT Key Property. There shall not have been a failure of the condition set forth in Section 8.2(e) as to any ASOT Key Property for which ASOT has elected to terminate this Agreement and any applicable Contribution Agreement. ASOT’s determination not to terminate this Agreement due to a material breach or default by any Property Partnership(s) and/or Title Owning Entity(ies) under Section 8.2(e) with respect to one or more ASOT Key Properties shall not by itself affect or limit ASOT’s right to terminate this Agreement in conjunction with a material breach or default by any other Property Partnership(s) and/or Title Owning Entity(ies) with respect to any other ASOT Key Properties.

     (f) No Breaches or Default. There shall not exist any breach or default by R&B or any of the Property Partnerships that materially and adversely affects the rights of ASOT under this Agreement with respect to all of the Properties which is not cured within thirty (30) days after ASOT has delivered written notice to R&B and the applicable Property Partnerships which specifies in reasonable detail the nature of the breach or default (provided, that, if any such breach or default may not be reasonably cured within such thirty (30) day period, then R&B or the applicable Property Partnership, as the case may be, shall have a reasonable period of time to cure such matter but in no event later than the Closing Date).

     (g) Absence of Litigation. No action, suit, or proceeding shall be pending before any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement with respect to the any of the ASOT Key Properties or any Contribution Agreement with respect to an ASOT Key Property, (ii) cause any of the transactions contemplated by this Agreement with respect to the ASOT Key Properties or the applicable Contribution Agreement with respect to an ASOT Key Property to be rescinded following consummation, (iii) affect adversely in any material respect the right of the ASOT Acquiring Party to own any ASOT Key Property or the applicable Title Owning Entity thereof, or (iv) in the case of the contribution of the Membership Interest of Title Owning Entity of any ASOT Key Property, affect adversely in any material respect the right of such Title Owning Entity to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     8.2 Conditions Precedent to ASOT’s Obligations Under Master Agreement as to any Particular Property. All of the following requirements with respect to a Property shall have been satisfied or waived by ASOT, and the following requirements shall be a condition precedent to ASOT’s obligation to close the acquisition of such Property in accordance with Article X (but shall not, except as provided in Section 8.1, be a condition precedent to ASOT’s obligation to close any other transaction set forth in this Agreement, including a contribution transaction with respect to any or all other Properties for which the following requirements (if applicable) have been satisfied):

     (a) Assumed Debt. For an Assumed Debt Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the applicable lender shall have approved the assumption of the applicable Assumed Debt by ASOT on terms reasonably acceptable to ASOT (provided that (i) the current principal business terms of the Assumed Debt (loan amount, interest rate, payment terms, maturity, lockout and prepayment restircitons and premiums) are reasonably acceptable to ASOT and (ii) ASOT agrees not to disapprove any terms or conditions unless such terms or conditions are not “market” terms or conditions) (unless ASOT elected to take subject to the Assumed Debt rather than assume the Assumed Debt in accordance with Section 2.3, on terms reasonably acceptable to ASOT, in which case Section 8.2(b) shall apply) and, for each such Assumed Debt Property that is also a Leased Property, the applicable lender and the tenant under the applicable Master Lease shall have executed and delivered a SNDA reasonably acceptable to ASOT and R&B.

     (b) Subject To Debt. For a Subject To Debt Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the lender of the applicable Subject To Debt shall have (i) consented to the contribution of the applicable Property to ASOT on terms reasonably acceptable to ASOT and the applicable Property Partnership (if required); and (ii) acknowledged that the applicable Subject To Debt may be paid, in full, immediately following the applicable Closing (or within thirty (30) days thereafter) were ASOT determined to make such a payment for an amount not in excess of the amount set forth in the applicable Loan Amount Statement (unless the applicable Subject to Debt is paid after the date to which the applicable Loan Amount Statement applies).

     (c) Partnership Approval. On or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the Property Partnership that owns the applicable Property shall have obtained the requisite Partnership Approval.

     (d) Termination Under Sections 3.4, 6.6(a) or 6.6(b). ASOT shall not have terminated this Agreement as to the subject Property as permitted under Sections 3.4, 6.6(a) or 6.6(b).

     (e) No Breach or Default under Agreement or Contribution Agreement. There shall not have been a material breach or default by R&B or the Property

Partnership, as the case may be, under this Agreement or the applicable Contribution Agreement with respect to the R&B Property or the subject Property, as the case may be, which is not cured within the thirty (30) days after ASOT has delivered written notice to R&B or the applicable Property Partnership which specifies in reasonable detail the nature of the breach or default (provided, that if any such breach or default may not be cured within such thirty (30) day period, then the applicable Property Partnership shall have a reasonable period of time to cure such matter but in no event later than the Closing Date); provided, however, that material breaches or defaults under any of the Title Owning Entity Warranties or with respect to any of the Title Owning Entities or R&B Realty Group II shall only be applicable if the applicable Membership Interests or the R&B Membership Interests, respectively, are being contributed to the ASOT Acquiring Party.

     (f) County Approval for Marina del Rey Property. As to the Marina del Rey Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), Marina del Rey Country Club Apartments shall have received all necessary consents from the County of Los Angeles to contribute the Marina del Rey Property to ASOT and a SNDA reasonably acceptable to ASOT and R&B as described in Section 6.3(d).

     (g) Absence of Litigation. No action, suit, or proceeding shall be pending before any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement with respect to the applicable Property Partnership or the applicable Contribution Agreement, (ii) cause any of the transactions contemplated by this Agreement with respect to the applicable Property Partnership or the applicable Contribution Agreement to be rescinded following consummation, (iii) affect adversely in any material respect the right of the ASOT Acquiring Party to own the applicable Property or the applicable Title Owning Entity, or (iv) in the case of the contribution of the Membership Interest for the Title Owning Entity, affect adversely in any material respect the right of such Title Owning Entity to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     In the event any of the conditions set forth in items 8.1(a), 8.1(c), 8.2(a), 8.2(b), 8.2(c) and 8.2(f) because required approvals have not been obtained are not satisfied by the dates specified hereinabove for their satisfaction, ASOT shall have a continuing right to terminate this Agreement in accordance with such provision as to such Property unless and until the approvals required under such provision have been obtained. However, once the approvals required under such condition have been obtained without this Agreement having been previously terminated as to such Property, the condition shall conclusively be deemed to have been satisfied, irrespective of whether the approvals were obtained within the deadline set forth above, and there shall be no right to terminate this Agreement as to such Property under such provision arising from the failure to obtain said approvals within the deadline set forth therein.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF R&B AND THE PROPERTY
PARTNERSHIPS UNDER THIS AGREEMENT

     9.1 Performance Under Master Agreement – R&B and Property Partnerships Generally. All of the following requirements shall have been satisfied or waived by R&B and the Property Partnerships, and the following requirements shall be a condition precedent to R&B’s and the Property Partnerships’ obligation to close any of the transactions in accordance with Article X hereof, by the date set forth below with respect to each requirement:

     (a) No ASOT MAE. No ASOT MAE with respect to ASN or ASOT shall have occurred on or prior to the applicable Closing Date.

     (b) Termination During Due Diligence Period. R&B and the Property Partnerships shall not have terminated this Agreement in accordance with the provisions of Section 3.4 (Due Diligence Termination) and Section 11.2(b) as a result of ASOT having terminated this Agreement as to an R&B Key Property, the R&B Property, or four or more other Properties.

     (c) Termination Following Due Diligence Period. ASOT shall not have terminated this Agreement as to any R&B Key Property, the R&B Property or more than four (4) other Properties for any reason other than the failure to obtain the requisite lender consent or Partnership Approval. R&B and the Property Partnerships’ determination not to terminate this Agreement due to any such termination, and to effect the contributions with respect to one or more of the other Properties shall not by itself affect or limit R&B’s and the Property Partnerships’ rights to terminate the Agreement if ASOT should effect the termination of any other R&B Key Property, the R&B Property or more than four (4) other Properties.

     (d) First Closing Properties. Provided that the requisite lender consent and Partnership Approvals have been obtained (and if all of the requisite lender consents and Partnership Approvals have not been, then only with respect to such Properties for which lender consent and Partnership Approval have been obtained), concurrently with the acquisition of the first ASOT Key Property, ASOT shall acquire the R&B Key Properties, the R&B Property and a sufficient number of other Properties, such that no more than four (4) Properties will remain to be contributed under this Agreement after the acquisition of the first ASOT Key Property.

     (e) No Breach or Default. There shall not exist any breach or default by ASOT or ASN that materially and adversely affects the rights of R&B and the Property Partnerships under this Agreement with respect to all of the Properties which is not cured within thirty (30) days after R&B has delivered written notice to ASOT which specifies in reasonable detail the nature of the breach or default (provided, that, if any such breach or default may not be reasonably cured within such thirty (30) day period, then ASOT or ASN, as the case may be, shall have a reasonable period of time to cure such matter but in no event later than the Closing Date).

     (f) Absence of Litigation. No action, suit, or proceeding shall be pending before any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement with respect to any of the R&B Key Properties, the R&B Property or more than four of the other Properties or any Contribution Agreement with respect thereto, (ii) cause any of the transactions contemplated by this Agreement with respect to any of the R&B Key Properties, the R&B Property or more than four of the other Properties or the applicable Contribution Agreements with respect thereto to be rescinded following consummation, (iii) affect adversely in any material respect the right of the ASOT Acquiring Party to own the R&B Key Properties, the R&B Property or more than four of the other Properties or the applicable Title Owning Entities, or (iv) in the case of the contribution of the Membership Interest of the Title Owning Entity of any R&B Key Property affect adversely in any material respect the right of such Title Owning Entity to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).in the case of the contribution of Membership Interests, affect adversely in any material respect the right of such Title Owning Entity to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect)..

     9.2 Closing Conditions – Property Partnerships. With respect to any given Property, all of the following conditions shall have been satisfied or waived by the applicable Property Partnership, and the following requirements shall be a condition precedent to the applicable Property Partnership’s obligations to close its transaction with respect to such Property under Article X of this Agreement (but shall not be a condition precedent to any Property Partnership’s obligation to close the transactions set forth in this Agreement with respect to any other Property, including a contribution transaction with respect to any or all other Properties for which the following requirements (if applicable) have been satisfied):

     (a) No ASOT MAE. Except as set forth below, no ASOT MAE with respect to ASN or ASOT shall have occurred on or prior to the applicable Closing Date. This condition shall not be a condition precedent to the obligations of any Property Partnership that has elected to receive only cash in exchange for the applicable Property or Properties.

     (b) Partnership Approval. On or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the Property Partnership that owns the applicable Property shall have obtained the requisite Partnership Approval.

     (c) Assumed Debt. For an Assumed Debt Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the applicable lender shall have approved the assumption of the applicable Assumed Debt by ASOT, on terms reasonably acceptable to ASOT (provided that (i) the principal business terms of the Assumed Debt (loan amount, interest rate, payment terms, maturity, lockout and prepayment restircitons and premiums) are reasonably acceptable to ASOT and (ii) ASOT agrees not to disapprove any terms or conditions unless such terms or conditions are not “market” terms or conditions), and, for each such Assumed Debt Property that is also a Leased Property, the applicable lender and the tenant under the applicable Master Lease shall have executed and delivered a SNDA reasonably acceptable to ASOT and R&B.

     (d) Subject To Debt. For a Subject To Debt Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Section 10.1, then by the fifty-fifth (55th) day), the lender of the applicable Subject To Debt shall have (i) consented to the contribution of the applicable Property to ASOT (if required); and (ii) acknowledged that the applicable Subject To Debt may be paid, in full, immediately following the applicable Closing (or within thirty (30) days thereafter) were ASOT determined to make such a payment for an amount not in excess of the amount set forth in the applicable Loan Amount Statement (unless the applicable Subject to Debt is paid after the date to which the applicable Loan Amount Statement applies).

     (e) Termination During Due Diligence Period. This Agreement and the Contribution Agreement shall not have been terminated as to such Property by the applicable Property Partnership in accordance with Section 3.4.

     (f) No Breach or Default under Agreement and Contribution Agreement. As to all or any of the Properties and the R&B Property, there shall not have been a material breach or default by ASOT or ASN under this Agreement as it relates to the subject Property or under the Contribution Agreement with respect to such Property which is not cured within the thirty (30) days after R&B or the applicable Property Partnership has delivered written notice to ASOT which specifies in reasonable detail the nature of the breach or default (provided, that if any such breach or default may not be cured within such thirty (30) day period, then ASOT and ASN shall have a reasonable period of time to cure such matter but in no event later than the Closing Date)..

     (g) County Approval for MDR. As to the Marina del Rey Property, on or prior to the twenty-fifth (25th) day following the end of the Due Diligence Period (unless the applicable Closing has been extended in accordance with Paragraph 1e., then by the fifty-fifth (55th) day), Marina del Rey Country Club Apartments shall have received all necessary consents from the County of Los Angeles to contribute the property to the ASOT Acquiring Party and a SNDA reasonably acceptable to ASOT and the applicable Property Partnership as described in Section 6.3(d).

     (h) Absence of Litigation. No action, suit, or proceeding shall be pending before any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement with respect to the applicable Property Partnership or the applicable Contribution Agreement, (ii) cause any of the transactions contemplated by this Agreement with respect to the applicable Property Partnership or the applicable Contribution Agreement to be rescinded following consummation, (iii) affect adversely in any material respect the right of the ASOT Acquiring Party to own the applicable Property or the applicable Title Owning Entity, or (iv) in the case of the contribution of Membership Interests for a Title Owning Entity, affect adversely in any material respect the right of such Title Owning Entity to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     (i) Series N. As to the Toluca Hills Property, ASOT shall have filed the Articles Supplementary attached hereto as Exhibit G with respect to the Series N Preferred Units pursuant to the laws of the State of Maryland and such Articles Supplementary shall be effective pursuant to the laws of the State of Maryland.

In the event any of the conditions set forth in items (b), (c), (d) or (g) because required approvals have not been obtained are not satisfied by the dates specified hereinabove for their satisfaction, the Property Partnership shall have a continuing right to terminate this Agreement in accordance with such provision as to such Property unless and until the approvals required under such provision have been obtained. However, once the approvals required under such condition have been obtained without this Agreement having been previously terminated as to such Property, the condition shall conclusively be deemed to have been satisfied, irrespective of whether the approvals were obtained within the deadline set forth above, and there shall be no right to terminate this Agreement as to such Property under such provision arising from the failure to obtain said approvals within the deadline set forth therein.

ARTICLE X

CLOSING

     10.1 Closing. The closing (each such event being a “Closing”) of the contribution of each of the Properties and the R&B Property shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 190 S. LaSalle Street, Chicago, Illinois 60603, commencing at 10:00 a.m. local time on a date (the date of each such contribution as may be extended or bifurcated for one or more Closings being, a “Closing Date”) which is sixty (60) days after the expiration of the Due Diligence Period (or any extension thereof described in Section 3.2) or such other date as is mutually agreed to by the parties; provided, however, R&B, on its own behalf and on behalf of the Property Partnerships, may extend, at its sole discretion, the closing of one or more of the transactions for an additional thirty (30) day period by delivering written notice to ASOT prior to the expiration of the Due Diligence Period (or any extension thereof described in Section 3.2); provided further, however, (i) if the Closing is so extended with respect to one or more of the ASOT Key Properties, ASOT may elect, at its sole discretion, to extend all of the Closing Dates for such thirty (30) day period in order to be able to confirm that the required consents to the conveyance of all ASOT Key Properties have been obtained and (ii) if the Closing is so extended with respect to one or more of the R&B Key Properties, R&B may elect, at its sole discretion, to extend all of the Closing Dates for such thirty (30) day period in order to be able to confirm that ASOT will close on the acquisition of the R&B Key Properties, in each case by delivering written notice to the other parties within then (10) days following such party’s receipt of notice to extend the Closing as to one or more ASOT Key Properties or R&B Key Properties, as the case may be. In addition, by mutual agreement of the parties, or if required by the terms of any of the loan documents pursuant to which a prepayment or assumption is required to take place on a prescribed date or needs to take place on a certain date so that a Property Partnership is not required to pay (or so that the Loan Amount Statement does not reflect) interest attributable to a period commencing after such Property Partnership has contributed its Property to ASOT, the Closings may take place on different days, or the Closings on all Properties may occur simultaneously. The parties agree to cooperate in good faith to schedule the Closings in a manner that minimizes the number of Closings and will attempt in good faith to structure the Closings to take into account that ASN is not required to file more than three (3) registration statements with respect to the issuance of Common Shares, as required by the Registration Rights Agreements.

     10.2 Deliveries by the Property Partnerships and R&B. At each Closing, the applicable Property Partnerships or the R&B Partners, as the case may be, shall deliver, or cause to be delivered, to ASOT the following:

     (a) Four (4) executed counterpart signatures to the Contribution Agreement related to each of the applicable Property, Properties or R&B Property, as the case may be, executed by R&B or the applicable Property Partnership and its Subsidiaries, as the case may be, and each of the documents required to be delivered to ASOT pursuant thereto;

     (b) Four (4) counterparts of the Registration Rights Agreement, executed by R&B, the applicable Property Partnership and each of its members or partners or the Property Partnership on their behalf who has been designated and qualified in accordance with Section 2.4 to receive Units at such Closing, as the case may be;

     (c) If Units are to be issued in such Closing, a completed Investor Questionnaire executed by R&B, the applicable Property Partnership and each of its members or partners who has been designated and qualified in accordance with Section 2.4 to receive Units at such Closing, as the case may be;

     (d) Four (4) counterparts of the applicable Tax Agreement, executed by the applicable Property Partnership or its Subsidiaries, if applicable, and each of such Property Partnership’s members or partners or the Property Partnership on their behalf who has elected and qualified in accordance with Section 2.4 to receive Units at such Closing, as the case may be;

     (e) At the Closing of any of Leased Properties, four (4) counterparts of the Master Lease with respect to such Leased Property executed by R&B (or an Affiliate of R&B) together with the SNDAs, if applicable;

     (f) On the First Closing Date, four (4) counterparts of the Newport Put Agreement, executed by the applicable Property Partnership and its Subsidiary;

     (g) On the First Closing Date, four (4) counterparts of the Philadelphia Put Agreement, executed by the applicable Property Partnership; and

     (h) A certificate, dated as of the date of such Closing, in the form specified by Treas. Reg. § 1.1445-2(b)(2), certifying the non-foreign status of the applicable Property Partnership, its Subsidiaries and each of such Property Partnership’s members or partners that are either receiving Units or cash in such Closing (if delivery of a non-foreign status certificate is applicable).

     10.3 Deliveries by ASOT. At the applicable Closing, ASOT shall deliver to R&B, the applicable Property Partnership and its members or partners, as the case may be, the following:

     (a) Four (4) executed counterpart signatures to the Contribution Agreement related to the applicable Property, Properties or R&B Property, as the case may be, executed by ASOT and each of the documents and consideration required to be delivered to such parties pursuant thereto;

     (b) Four (4) counterparts of the Registration Rights Agreement, executed by ASOT and ASN;

     (c) Four (4) counterparts of the applicable Tax Agreement, executed by ASOT and ASN;

     (d) At the Closing of any of Leased Properties, four (4) counterparts of the Master Lease with respect to such Leased Property executed by ASOT together with the SNDAs, if applicable;

     (e) On the First Closing Date, four (4) counterparts of the Newport Put Agreement, executed by ASOT; and

     (f) On the First Closing Date, four (4) counterparts of the Philadelphia Put Agreement, executed by ASOT.

ARTICLE XI

TERMINATION

     11.1 Termination of Agreement in its Entirety by ASOT. ASOT may terminate this Agreement in its entirety, and abandon the transactions contemplated hereunder that have not previously been consummated, at any time on or prior to a Closing Date (provided that ASOT may not terminate based upon the failure of a closing condition, which failure was caused by ASOT’s or ASN’s breach) or at such time as may otherwise be specified below or in the Sections of this Agreement referenced below:

     (a) if ASOT, on the one hand, and R&B and the Property Partnerships, on the other hand, mutually agree to such a termination in writing;

     (b) during the Due Diligence Period, if ASOT terminates this Agreement in accordance with, and subject to the limitations set forth within, the provisions of Section 3.4 (Due Diligence Termination) and Section 11.3(b) as to any ASOT Key Property as a result of its review during the Due Diligence Period;

     (c) if, as of the applicable Closing Date, there is a material breach or default by R&B and/or the applicable Property Partnership and/or the applicable Title Owning Entity under this Agreement as it relates to any ASOT Key Property and/or under the Contribution Agreement for any ASOT Key Property that has not been cured in the manner set forth herein or therein; provided, however, ASOT must exercise this right of termination by providing R&B and the Property Partnerships with written notice by the first to occur of (i) the date of the first Closing scheduled to occur after the expiration of any relevant cure period, or if none, the first Closing scheduled to occur after the relevant breach or default, or (ii) the date which is 10 Business Days after the expiration of the relevant cure period;

     (d) if there is a failure of any condition precedent to ASOT’s obligations under this Agreement as set forth in Section 8.1 (Conditions Precedent to ASOT’s Obligations under this Agreement).

     11.2 Termination of Agreement in its Entirety by R&B and Property Partnerships. R&B and the Property Partnerships may terminate this Agreement in its entirety, and abandon the transactions contemplated hereunder that have not previously been consummated, at any time prior to a Closing Date (provided that R&B and the Property Partnerships may not terminate based upon the failure of a closing condition, which failure was caused by R&B’s and the Property Partnership’s breach), or at such time as may otherwise be specified below or in the Sections of this Agreement referenced below:

     (a) if ASOT, on the one hand, and R&B and the Property Partnerships, on the other hand, mutually agree to such a termination in writing;

     (b) in accordance with, and subject to the limitations set forth within, Section 3.4 if ASOT terminates this Agreement in accordance with the provisions of Section 3.4 (Due Diligence Termination) and Section 11.3(b) as to (i) any R&B Key Properties or (ii) four or more of the other Properties;

     (c) if, as of the applicable Closing Date, there is a material breach or default by ASOT or ASN under this Agreement as it relates to any R&B Key Property, the R&B Property or four or more of the other Properties and/or under any Contribution Agreement related thereto that has not been cured in the manner set forth herein or therein; provided, however, R&B and the Property Partnerships must exercise this right of termination by providing ASOT with written notice by the first to occur of (i) the date of the first Closing scheduled to occur after the expiration of any relevant cure period, or if none, the first Closing scheduled to occur after the relevant breach or default, or (ii) the date which is 10 Business Days after the expiration of the relevant cure period; or

     (d) if there is a failure of any condition precedent to R&B’s and the Property Partnerships’ obligations under this Agreement as set forth in Section 9.1 (Conditions Precedent to R&B’s and Property Partnerships’ Obligations under this Agreement).

     11.3 Termination of Agreement by ASOT as to a Particular Property. ASOT may terminate this Agreement with respect to one or more Properties, and abandon the transactions contemplated herein with respect to such Property or Properties that have not previously been consummated, at any time prior to a Closing Date (provided that ASOT may not terminate based upon the failure of a closing condition, which failure was caused by ASOT’s or ASN’s breach), or at such time as may otherwise be specified in the Sections of this Agreement referenced below:

     (a) if ASOT, on the one hand, and the applicable Property Partnership, on the other hand, mutually agree to such a termination in writing;

     (b) during the Due Diligence Period, in accordance with, and subject to the limitation set forth within, the provisions of Section 3.4 (Due Diligence Termination) as a result of its review of the Property during the Due Diligence Period;

     (c) in accordance with the provisions of Section 6.6(a) as a consequence of a material condemnation, or in accordance with the provisions of Section 6.6(b) as a consequence of a material casualty; or

     (d) if there is a failure of any condition precedent to ASOT’s obligations under this Agreement with respect to such Property as set forth in Section 8.2 (Conditions Precedent to ASOT’s Obligations as to a Particular Property).

     11.4 Termination of Agreement by the Property Partnership as to a Particular Property. R&B with respect to the R&B Property or a Property Partnership with respect to its Property, may terminate this Agreement as to one or more Properties, and abandon the transactions contemplated herein with respect to such Property or Properties that have not previously been consummated, at any time prior to the applicable Closing Date (provided that the applicable Property Partnership may not terminate based upon the failure of a closing condition, which failure was caused by the Property Partnership’s breach), or at such time as may otherwise be specified below or in the Sections of this Agreement referenced below:

     (a) if ASOT, on the one hand, and R&B or the applicable Property Partnership, on the other hand, mutually agree to such a termination in writing;

     (b) in accordance with, and subject to the limitations set forth within, Section 3.4 if ASOT terminates this Agreement pursuant to Section 3.4 and Section 11.3(b) as to (i) any of the R&B Key Properties, (ii) the R&B Property, or (iii) four or more of the other Properties; or

     (c) if there is a failure of any of the conditions precedent to a Property Partnership’s obligations under this Agreement with respect to such Property as set forth in Section 9.2 (Closing Conditions – Property Partnerships).

     11.5 Costs and Expenses; Break-Up Fees.

     (a) Except as specified in Section 3.3, this Section 11.5 or Section 13.14 or as may otherwise be agreed to in writing by the parties, each party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

     (b) Transfer taxes, recording fees, title insurance and similar closing costs, shall be apportioned between the parties according to local custom as set forth on Schedule 3.3(b). The applicable Property Partnerships shall pay their allocable share of such costs in cash, irrespective of whether they have elected to receive any cash in connection with the contribution. ASOT shall pay all third party due diligence costs, including costs associated with updating or obtaining new ALTA surveys (if any). Any unpaid tenant improvement allowance obligations of the Property Partnerships in connection with current leases in the commercial space at the Properties shall reduce the Contribution Value of such Properties, and the Property Partnerships shall be responsible for leasing commissions on all commercial leases executed prior to February 4, 2005. Tenant improvement allowance obligations and leasing commissions on commercial leases executed after February 4, 2005, and on renewals under commercial leases occurring after the date of this Agreement, shall be prorated based on the parties’ respective periods of ownership during the initial lease term or the renewal term, as applicable.

     (c) If this Agreement is terminated by ASOT in its entirety other than in accordance with and pursuant to the provisions of Section 11.1 and/or the Sections of this Agreement referenced in such Section 11.1, or ASOT or ASN defaults in its closing obligations under Article X of this Agreement with respect to any of (i) the R&B Key Properties, (ii) the R&B Property, or (iii) a sufficient number of other Properties such that following the first Closing Date more than four (4) Properties would remain to be contributed under this Agreement, then, in such event, ASOT shall pay to the Property Partnerships and R&B, as liquidated damages (and not as a penalty), an amount equal to the sum of the Liquidated Damages Amount of each of the Properties and the R&B Property not previously terminated as permitted under this Agreement. In the alternative, the Property Partnerships, the Title Owning Entities and the R&B Partners, at their election, may seek to specifically enforce the terms of this Agreement with respect to the Properties and the R&B Property in the event ASOT or ASN is in default under this Agreement. ASOT, R&B and each Property Partnership agree that it would be impracticable or extremely difficult to affix damages in such an event and that the amount set forth herein represents a reasonable estimate of the Property Partnerships’ and the R&B Partner’s damages.

     (d) If this Agreement is terminated by ASOT as to any Property or the R&B Property other than in accordance with and pursuant to the provisions of Section 11.3 and/or the Sections of this Agreement referenced in such Section 11.3, or ASOT or ASN defaults in its closing obligations under Article X of this Agreement as to such Property and/or the R&B Property, as applicable, ASOT shall pay to the applicable Property Partnership and/or R&B, as applicable, an amount equal to the Liquidated Damages Amount of the applicable Property and/or the R&B Property, as applicable, as liquidated damages (and not as a penalty). In the alternative, the applicable Property Partnership and/or the R&B Partners, at their election, may seek to specifically enforce the terms of this Agreement with respect to the applicable Properties and/or the R&B Property, as applicable. ASOT and each Property Partnership and the R&B Partners agrees that it would be impracticable or extremely difficult to affix damages in such an event, and that the amount set forth herein represents a reasonable estimate of a Property Partnership’s and the R&B Partners’ damages.

     (e) If this Agreement is terminated by ASOT pursuant to Section 11.1 (c) on account of the failure of R&B and the Property Partnerships to obtain the Threshold Partnership Approvals or approvals from the applicable lenders on the ASOT Key Properties, R&B and the Property Partnerships (other than any Property Partnership, all of the Properties of which have been previously terminated in accordance with this Agreement) shall pay to ASOT the sum of $100,000 per Property not previously terminated as permitted under this Agreement as liquidated damages (and not as a penalty). ASOT, R&B and each Property Partnership agree that it would be impracticable or extremely difficult to affix damages in such an event, and that the amount set forth herein represents a reasonable estimate of ASOT’s damages.

     (f) If this Agreement is terminated in its entirety by R&B and the Property Partnerships other than in accordance with and pursuant to the provisions of Section 11.2 and/or the Sections of this Agreement referenced in such Section 11.2, or R&B and the Property Partnership default in their closing obligations under Article X of this Agreement with respect to all of the Properties and the R&B Property, then R&B and the Property Partnerships (other than any Property Partnership, all of the Properties of which have been previously terminated in accordance with this Agreement) shall pay to ASOT, as liquidated damages (and not as a penalty), an amount equal to the sum of the Liquidated Damages Amount of each of the Properties and the R&B Property not previously terminated in accordance with this Agreement. In the alternative, ASOT, at its election, may seek to specifically enforce the terms of this Agreement with respect to the Properties and the R&B Property not previously terminated in accordance with the terms hereof. ASOT, R&B and each Property Partnership agree that it would be impracticable or extremely difficult to affix damages in such an event and that the amount set forth herein represents a reasonable estimate of ASOT’s damages.

     (g) If this Agreement is terminated by R&B, as to the R&B Property, or any Property Partnership as to a Property, other than in accordance with and pursuant to the provisions of Section 11.4 and/or the Sections of this Agreement referenced in such Section 11.4, or R&B or a Property Partnership defaults in its closing obligations under Article X of this Agreement as to the R&B Property or a Property, respectively, R&B or such Property Partnership, as the case may be, shall pay to ASOT an amount equal to the Liquidated Damages Amount of the R&B Property and/or the applicable Property, as the case may be, as liquidated damages (and not as a penalty). In the alternative, ASOT may, at its election, seek to specifically enforce the terms of this Agreement with respect to the R&B Property and/or the applicable Property in the event the R&B Partners and/or such Property Partnership are in default hereunder. ASOT and each Property Partnership and R&B agree that it would be impracticable or extremely difficult to affix damages in such an event, and that the amount set forth herein represents a reasonable estimate of ASOT’s damages.

     (h) Notwithstanding anything to the contrary in the foregoing, (i) if either (x) R&B and the Property Partnerships terminate this Agreement in its entirety (or with respect to all of the ASOT Key Properties) except as permitted by Section 11.2 and the sections of this Agreement referenced therein, or (y) R&B and the general partners or managing members of the Property Partnerships Affiliated with Howard Ruby and Edward Broida (A) withdraw, modify or qualify in any manner that is materially adverse to ASOT their recommendation to the partners or members of the Property Partnerships (other than on account of any material failure by ASOT to perform its obligations under this Agreement) or (B) breach the provisions of Sections 6.5 or 7.2 of this Agreement, and (ii) prior to two years after the Effective Date of this Agreement, R&B and the Property Partnerships close an agreement to merge, sell assets, sell equity interests or similar transactions involving (x) the ASOT Key Properties as a group or (y) the Property Partnerships’ businesses, assets or personnel as a whole, R&B and/or the Property Partnerships shall pay to ASOT, upon any such occurrence, an additional break-up fee of $30,000,000. ASOT, R&B and each Property Partnership agree that it would be impracticable or extremely difficult to affix damages in such an event, and that such additional break-up fee represents a reasonable estimate of ASOT’s damages.

With respect to the remedies set forth in Sections 11.5(c), (d), (f), (g) and (h) above, the sole and exclusive remedy at law, tort, contract or otherwise available for such breach or default or failure shall be the liquidated damages amount or seeking specific performance as provided therein. With respect to Section 11.5(e) above, the liquidated damages amount shall be the sole and exclusive remedy at law, tort, contract or otherwise for the failure or breach described therein. Notwithstanding the foregoing, the prevailing party shall not be precluded from seeking Costs pursuant to Section 13.14.

     11.6 Effect of Termination. If this Agreement is terminated in its entirety in accordance with the foregoing provisions of this Article XI, then except as hereinafter provided, all obligations of the parties hereunder shall terminate. Notwithstanding anything to the contrary in the foregoing, ASOT’s confidentiality and indemnity obligations set forth in Section 3.2 (b), ASOT’s indemnity obligations set forth in Section 3.2(c), the parties’ respective payment obligations set forth in Section 11.5, and the parties respective obligations set forth in Section 13.14 shall survive any such termination. If this Agreement is terminated with respect to one or more Properties or the R&B Property, then except as hereinafter provided, all obligations of the parties hereunder with respect to the applicable Property or Properties or R&B Property, as the case may be shall terminate. Notwithstanding anything to the contrary in the foregoing, ASOT’s confidentiality and indemnity obligations set forth in Section 3.2 (b), ASOT’s indemnity obligations set forth in Section 3.2(c), the parties respective payment obligations set forth in Section 11.5, and the parties respective obligations set forth in Section 13.14 as they may relate to the terminated Property or R&B Property, as the case may be, shall survive any such termination.

ARTICLE XII

INDEMNIFICATION

     12.1 Survival. The representations and warranties of the parties hereto contained herein and in any Contribution Agreement shall survive the applicable Closing until the expiration of the applicable statute of limitations with respect thereto, except that the Property

Representations and Warranties, any and all covenants under Section 6.2 and any claims which may be asserted under Section 12.2 based on the Property Representations and Warranties or the covenants under Section 6.2 shall survive the applicable Closing for a period of eight (8) months. ASOT shall provide the applicable Property Partnership or R&B written notice specifically describing the claim (i) with respect to any breach of the Property Representations and Warranties or the covenants under Section 6.2 within such eight-month period, but shall have within twelve (12) months following the applicable Closing to either (a) file a lawsuit against the applicable Property Partnership (and its Subsidiaries, as applicable) or R&B with respect to any such breach or (b) confirm the agreement of such Property Partnership, Title Owning Entity, or R&B that indemnification is applicable or (ii) with respect to any other claim, prior to the expiration of the applicable statute of limitations with respect thereto. Neither ASOT nor R&B or the Property Partnerships shall have any liability with respect to claims first asserted in connection with any representation or warranty after the survival period specified therefor in this Section 12.1.

     12.2 Indemnification by the R&B and the Property Partnerships. Subject to Sections 12.1 and 12.4, each of R&B and the Property Partnerships, (i) jointly and severally, with respect to Sections 12.2(a) and 12.2(d), and (ii) severally with respect to Sections 12.2(b) and 12.2(c) and then each only to the extent related to such Property Partnership or its Property, agree to indemnify ASOT against, and agrees to hold ASOT harmless from, any and all Losses incurred or suffered by ASOT arising out of any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by R&B and the Property Partnerships in this Agreement or the Contribution Agreement; provided, however, that any breach of or any inaccuracy in any of the Title Owning Entity Warranties or with respect to any Title Owning Entity or R&B Realty Group II shall only be applicable with respect to the contribution of the applicable Membership Interests or the R&B Membership Interests, respectively, and only to the extent made with respect thereto;

     (b) any amount in excess of the amount shown on any Loan Amount Statement that any lender claims would have been required to have been paid on the applicable Closing Date to fully discharge the applicable Subject To Debt, the Assumed Debt and the Other Liabilities on the applicable Closing Date (were the Subject To Debt, the Assumed Debt and the Other Liabilities fully repaid and discharged by ASOT on the applicable Closing Date) other than, with respect to the Assumed Debt, increases in yield maintenance prepayment premiums resulting from changes in the variables used in the applicable yield maintenance calculation and defeasance costs;

     (c) any claims, suits or proceedings brought against ASOT or ASN asserted by any non-managing member or limited partner of a Property Partnership, other non-contributing owner (a party that does not receive cash or Units) parties (including governmental agencies) other than the parties to this Agreement in connection with the solicitation of their consent and approval to the transactions contemplated by this Agreement or any act, omission, agreement of, or circumstance (or alleged act, omission, agreement of, or circumstance) involving such solicitation, including any claim alleging breach of fiduciary duties, except for claims based on information provided by ASOT or ASN and included in the Information Statement; or

     (d) any breach of or failure by R&B and the Property Partnerships to perform any covenant or obligation of R&B and the Property Partnerships set out in this Agreement or the Contribution Agreement or any document delivered by a member of the R&B Group at the applicable Closing (provided, however, the consequences of any failure or breach with respect to the Tax Agreement, the Registration Rights Agreement and the Master Lease, shall be governed by the applicable provisions of such agreements and not the provisions of this Section 12.2 and not subject to the limitations contained in Section 12.4).

     12.3 Indemnification by ASOT and ASN. ASOT and ASN agree to indemnify R&B and the Property Partnerships against, and agrees to hold R&B and the Property Partnerships harmless from, any and all Losses incurred or suffered by R&B and the Property Partnerships arising out of any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by ASOT or ASN in this Agreement or the Contribution Agreement or any document delivered by ASOT or ASN at the applicable Closing;

     (b) claims asserted by any non-managing member or limited partner of a Property Partnership or other non-contributing owner (a party that does not receive cash or Units) in connection with the solicitation of their consent and approval to the contemplated transactions to the extent such claims are attributable in whole or in part to information provided by ASOT or ASN that is included in the Information Statement;

     (c) as provided in Sections 3.2(b) and (c), Section 6.3(a) and (b) and Section 6.4; or

     (d) any breach of or failure by ASOT or ASN to perform any covenant or obligation of ASOT of ASN set out in this Agreement or the Contribution Agreement or any document delivered by ASOT or ASN at the applicable Closing (provided, however, the consequences of any failure or breach with respect to the Tax Agreement, the Registration Rights Agreement and the Master Lease, shall be governed by the applicable provisions of such agreements and not the provisions of this Section 12.3 and not subject to the limitations contained in Section 12.4).

     12.4 Limitations on Liability. Notwithstanding any other provision of this Agreement, ASOT and R&B and the Property Partnerships shall have the right to payment under Sections 12.2(a) and 12.2(d) (other than breaches of any Tax Warranties and Covenants) and Sections 12.3(a) and 12.3(d) (other than breaches of any Tax Warranties and Covenants), respectively, only if, and only to the extent that, the party seeking indemnity and recovery thereunder shall have suffered actual losses as a result of any such breach of representation, warranty or covenant, which when aggregated with all other breaches, are in an amount exceeding $3,000,000 (as may be adjusted below and excluding any actual losses asserted to have been suffered in connection with a breach or failure for which liquidated damages were paid); provided, that, once such threshold has been reached, the indemnitee shall be entitled to seek indemnification for the first $3,000,000 (as may be adjusted below and excluding any actual losses asserted to have been suffered in connection with a breach or failure for which liquidated damages were paid) in addition to any excess amounts; provided, further however, that in no event will either ASOT or R&B and the Property Partnerships be required to indemnify the R&B Group or ASOT, respectively, or otherwise be liable for amounts in excess of an aggregate cumulative recovery of $20,000,000 (as may be adjusted below and excluding any actual losses asserted to have been suffered in connection with a breach or failure for which liquidated damages were paid) under Sections 12.3(a) and 12.3(d) or Sections 12.2(a) and 12.2(d), respectively; provided, further however that the limits and thresholds with respect to indemnification described in this Section 12.4 shall not apply with respect to any of the Property Partnership’s or R&B’s Losses as a result of any breach of the representations, warranties or covenants contained in Sections 5.1 (Authority; Enforceability), 5.5 (Non-Assessable Units and Common Shares) or 5.9 (Tax Status) or with respect to any of ASOT’s or ASN’s Losses as a result of any breach of the representations, warranties or covenants contained in Sections 4.16 (FIRPTA Representations), 4.24 (Taxes) or 6.11 (Tax Returns). In the event that this Agreement or any Contribution Agreement is terminated with respect to one or more of the Properties and/or the R&B Property, the amount of the foregoing monetary limitations shall be reduced to an amount equal to the product of (x) such monetary limitation multiplied by (y) a fraction (A) the numerator of which is the aggregate Contribution Value of such Properties and/or the R&B Property and (B) the denominator of which is the aggregate Contribution Value and/or the R&B Property of all of the Properties and the R&B Property and, notwithstanding the otherwise joint and several liability of the Property Partnerships and R&B set forth in Section 12.2 above, if this Agreement or the applicable Contribution Agreement has been terminated with respect to all of the Properties directly or indirectly owned by such Property Partnership then such Property Partnership shall have no obligation to provide indemnity under this Article XII.

     12.5 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving a third-party claim under Section 12.6, or the commencement of any suit, action or proceeding, of the type described in Section 12.6, but in any event no later than twenty (20) Business Days after first becoming aware of such claim, the Indemnified Party shall give notice to the Indemnifying Party of such claim, which notice shall specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Party seeks hereunder from the Indemnifying Party, together with such information as may be necessary for the Indemnifying Party to determine that the limitations in Section 12.4 have been satisfied or do not apply; provided, that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article XII except to the extent (if any) that the Indemnifying Party shall have been prejudiced thereby.

     12.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Party shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) Business Days after receiving notice thereof, to the Indemnifying Party of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Party to determine that the limitations in Section 12.4 have been satisfied or do not apply); provided, that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article XII except to the extent (if any) that the Indemnifying Party shall have been prejudiced thereby. The Indemnifying Party may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) upon notice to the Indemnified Party, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to clause (i) of Section 12.7, to settle or compromise such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     12.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Party (unless the Indemnifying Party has the exclusive right to settle or compromise under clause (b) of Section 12.6) or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.6 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) no obligation, restriction or Loss shall be imposed on the Indemnified Party as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (ii) the Indemnified Party will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     12.8 Purchase Price Adjustments. To the extent permitted by law, any amounts payable under Section 12.2 or Section 12.3 shall be treated by as an adjustment to the Contribution Value.

     12.9 Sole Remedy. To the extent permitted by law, the amounts payable under Section 12.2 and Section 12.3 shall be the sole and exclusive remedy at law, tort, contract or otherwise of the parties hereunder with respect to any breach of representations, warranties or covenants hereunder.

ARTICLE XIII

MISCELLANEOUS

     13.1 Amendment. Except as provided in Section 13.12, this Agreement may be amended, modified or supplemented but only in writing signed by ASOT, R&B and each of the Property Partnerships.

     13.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

(i)	If to ASOT and ASN, addressed as follows:

Archstone-Smith Trust Archstone-Smith Operating Trust 9200 E. Panorama Circle, Suite 400 Englewood, Colorado 80112 Attn: Caroline Brower Phone: (303) 708-5949 Fax: (303) 708-6954

with a copy to:

Mayer, Brown, Rowe & Maw LLP 1909 K Street, N.W. Washington, D.C. 20006 Attn: Keith J. Willner Phone: (202) 263-3215 Fax: (202) 263-5215

(ii)	If to R&B , addressed as follows:

R&B Investment Company 2222 Corinth Avenue Los Angeles, CA 90064 Attn: Darby T. Keen Fax: (310) 479-1451

with a copy to:

Allen Matkins Leck Gamble & Mallory LLP 515 South Figueroa Street, 7th Floor Los Angeles, CA 90071 Attn: Jeffrey N. Strug Phone: (213) 955-5618 Fax: (213) 620-8816

(iii)	If to a Property Partnership, addressed as set forth on the signature pages hereto.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     13.3 Payments in Dollars. Except as otherwise provided herein or in the applicable Contribution Agreement, all payments pursuant hereto shall be made by wire transfer in Dollars in same day or immediately available funds without any set-off, deduction or counterclaim whatsoever.

     13.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     13.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no assignment of any rights or obligations hereunder, by operation of law or otherwise, shall be made by either party without the written consent of the other party, except that ASOT may assign its rights to acquire any Property or the R&B Property to any of its wholly owned subsidiaries that are disregarded for Federal income tax purposes so long as it remains responsible for its obligations hereunder.

     13.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     13.7 Further Assurances. Upon the reasonable request of ASOT, R&B and the applicable Property Partnership shall on and after the applicable Closing Date execute and deliver to ASOT such deeds, assignments and other instruments as may be reasonably requested by ASOT and are required to effectuate completely the transfer and assignment to ASOT of the applicable Property Partnership’s and/or the Title Owning Entities’ right, title and interest in and to the applicable Properties or R&B’s right, title and interest in and to the R&B Properties, as the case may be, and to otherwise carry out the purposes of this Agreement. Upon the reasonable request of R&B and/or any Property Partnership, ASN and ASOT shall on and after the applicable Closing Date execute and deliver to any and all members of the R&B Group such assignments and other instruments as may be reasonably requested by R&B and/or any Property Partnership and are required to effectuate completely the receipt of the consideration described herein and in the applicable Contribution Agreement and/or Put Agreement, and to otherwise carry out the purposes of this Agreement.

     13.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     13.9 Entire Understanding. This Agreement, the Master Leases, the Registration Rights Agreements, the Tax Agreements, the Newport Put Agreement, the Philadelphia Put

Agreement and the Contribution Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof including, without limitation, that certain Letter of Intent dated as of February 4, 2005, by and between ASOT and R&B (which is hereby terminated).

     13.10 Language. The parties agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party.

     13.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

     13.12 Schedules. Any information disclosed pursuant to any Schedule hereto shall be deemed to be disclosed to all parties for all purposes of this Agreement. Neither the specification of any Dollar amount or any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item or matter so specified or included, or other items or matters, are or are not material, and no party shall use the fact of the specification of any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter not specified herein or included in any Schedule hereto is or is not material for purposes of this Agreement. Neither the specification of any item or matter in any provision of this Agreement nor the inclusion of any specific item or matter in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter not specified herein or included in any Schedule hereto is or is not in the ordinary course of business for purposes of this Agreement. The parties shall execute an amendment to this Agreement on or before March 28, 2005 setting forth each of the additional Schedules to be to be prepared by R&B and delivered to ASOT following the Effective Date and attached to this Agreement. The R&B Group may, from time to time prior to or at the applicable Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule hereto, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, covenant or obligation contained herein. If, notwithstanding such supplement or amendment, the applicable Closing occurs, any such supplement and amendment will be effective to cure and correct for all purposes any breach of any representation, warranty, covenant or obligation which would have existed if the R&B Group had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 13.12 shall for all purposes after the applicable Closing be deemed to be a reference to such Schedule as so supplemented or amended.

     13.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.14 Attorneys’ Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder to enforce the provisions of this Agreement or any other dispute between the parties concerning this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all reasonable costs and expenses of suit, including reasonable attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all reasonable costs and expenses of suit, including reasonable attorneys’ fees (collectively “Costs”) incurred in enforcing, perfecting and executing such judgment. For the purposes of this Section, Costs shall include, without limitation, reasonable attorneys’ and experts’ fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. This Section shall survive any termination of this Agreement prior to the Closing and shall also survive the Closing.

     13.15 Time is of the Essence. Time is of the essence in the performance of each of the parties’ respective obligations herein.

* * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Archstone-Smith Trust, a Maryland real estate investment trust

By:	/s/ Caroline Brower

Name:	Caroline Brower
Its:	Executive Vice President

Archstone-Smith Operating Trust, a Maryland real estate investment trust

By:	/s/ Caroline Brower

Name:	Caroline Brower
Its:	Executive Vice President

R&B REALTY GROUP SIGNATURE PAGE
TO
MASTER AGREEMENT

R&B Realty Group, a California limited partnership

By:	HFR R&B Holdings, LLC, a Delaware limited liability company General Partner

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended Member

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	ERB R&B Holdings, LLC, a Delaware limited liability company General Partner

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended Member

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Alexandria West Coast Investors, LLC, a Delaware limited liability company

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Manager

	By:	/s/ Edward R. Broida

Edward R. Broida, Manager

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Falls Church Country Club Apartments, L.P. a Virginia limited partnership

	By:	HFR GP Holdings, LLC, a Delaware limited liability company General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Manager

	By:	ERB GP Holdings, LLC, a Delaware limited liability company General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Manager

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Garden Grove Country Club Apartments, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

KIP Properties, LLC, a California limited liability company

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended Member

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended Member

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

And to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Attn: Steven E. Thomas

Phone: (310) 277-1010
Fax: (310) 203-7199

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Marbrisas Holdings, LLC, a Delaware limited liability company

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Manager

	By:	/s/ Edward R. Broida

Edward R. Broida, Manager

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Marina del Rey Country Club Apartments, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended Managing General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended Managing General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Mission Bay Country Club Apartments, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Mountain View Country Club Apartments, a California general partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

And to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Attn: Steven E. Thomas
Phone: (310) 277-1010
Fax: (310) 203-7199

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Newport Beach Country Club Apartments, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Oakwood Garden Apartments–Newport Beach, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Oakwood Garden Apartments–San Jose North, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Oakwood Garden Apartments–Woodland Hills, a California limited partnership

	By:	The Howard F. Ruby Trust, u/a dated September 5, 1978, as amended General Partner

		By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

	By:	The Edward R. Broida Trust No. 1, u/a dated April 2, 1976, as amended General Partner

		By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

San Jose Country Club Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Seal Beach Country Club Apartments,
a California general partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Sherman Oaks Country Club Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

South Bay Club Apartments-Mid Wilshire,
a California limited partnership

By:	SBCA-Mid Wilshire GP, LLC,
a Delaware limited liability company
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Manager

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

South Bay Club Apartments-Van Nuys,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

And to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Attn: Steven E. Thomas
Phone: (310) 277-1010
Fax: (310) 203-7199

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Sunset Terrace Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Toluca Hills Country Club Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Verdugo Parkview Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Westside Country Club Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

PROPERTY PARTNERSHIP SIGNATURE PAGES
TO
MASTER AGREEMENT

Woodland Hills Country Club Apartments,
a California limited partnership

By:	The Howard F. Ruby Trust, u/a dated
September 5, 1978, as amended
General Partner

	By:	/s/ Howard F. Ruby

Howard F. Ruby, Trustee

By:	The Edward R. Broida Trust No. 1, u/a
dated April 2, 1976, as amended
General Partner

	By:	/s/ Edward R. Broida

Edward R. Broida, Trustee

Address for Notices:	With a copy to:

c/o Oakwood Worldwide	Allen Matkins Leck Gamble & Mallory LLP
2222 Corinth Avenue	515 South Figueroa Street, Seventh Floor
Los Angeles, CA 90064	Los Angeles, CA 90071-3398
Attn: Steven R. Selcer	Attn: Jeffrey N. Strug
Phone: (310) 444-2218	Phone: (213) 955-5618
Fax: (310) 444-2453	Fax: (213) 620-8816

Solely with respect to Section 7.2 of this Agreement

/s/ Howard Ruby

HOWARD RUBY

/s/ Edward R. Broida

EDWARD R. BROIDA